                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )   Preliminary Proxy Statement
(X)   Definitive Proxy Statement
( )   Definitive Additional Materials
( )   Soliciting Material Pursuant to Section 240.1a-11(c) or Section 240.1a-12



                             BANCTEXAS GROUP INC.
            ------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                             BANCTEXAS GROUP INC.
            ------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

( )   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
( )   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      1)   Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;*

      4)   Proposed maximum aggregate value of transaction:

    * Set forth amount on which the filing is calculated and state how it was determined.

(X) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount previously paid:  $125.00

      2)   Form, Schedule or Registration Statement No.: Schedule 14A

      3)   Filing Party: BancTexas Group, Inc.

      4)   Date Filed: 6-7-94

                              BANCTEXAS GROUP INC.
                                P. O. BOX 802527
                            DALLAS, TEXAS 75380-2527

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD THURSDAY, AUGUST 18, 1994

To the Stockholders of BancTEXAS Group Inc.:

     Notice is hereby given that the 1994 Annual Meeting of Stockholders (the "Annual Meeting") of BancTEXAS Group Inc., a Delaware corporation ("BTX"), will be held at The Harvey Hotel -- Addison, 14315 Midway Road, Dallas, Texas, located approximately two miles north of Interstate 635 (LBJ Freeway), on Thursday, August 18, 1994 at 10:00 a.m., Dallas, Texas time, for the following purposes:

          (1) To approve a transaction whereby BTX will issue 37,500,000 shares of Class B Common Stock to First Banks, Inc. for total consideration of thirty million dollars ($30,000,000.00) cash;

          (2) To amend BTX's Restated Certificate of Incorporation (a) to authorize the issuance of up to 60,000,000 shares of a new class of stock to be designated as "Class B Common Stock", 37,500,000 shares of which are to be issued in the transaction referred to in paragraph (1) above; (b) to increase the number of authorized shares of BTX's existing common stock from 50,000,000 to 100,000,000; (c) to enact certain other amendments to the Certificate of Incorporation including an amendment authorizing cumulative voting in the election of directors; and (d) to adopt a Restated Certificate of Incorporation incorporating such amendments;

          (3) To elect six directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified; and

          (4) To transact any and all other business as may properly be presented at the meeting and any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on July 14, 1994, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. The stock transfer books will not be closed. A list of stockholders entitled to vote at the meeting will be available for examination at the main office of BTX for ten (10) days prior to the meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON PAGE 2 OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR STOCKHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

                                     By Order of the Board of Directors,

                                     RICHARD H. BRAUCHER
                                     Secretary

Dallas, Texas
July 15, 1994

                              BANCTEXAS GROUP INC.
                                P. O. BOX 802527
                            DALLAS, TEXAS 75380-2527

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON AUGUST 18, 1994

                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is being furnished to stockholders of BancTEXAS Group Inc. ("BTX") in connection with the solicitation by the Board of Directors of BTX of proxies to be voted at the 1994 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, August 18, 1994, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) thereof. This Proxy Statement and applicable form of proxy is first being sent to the stockholders of BTX on or about July 15, 1994.

     The accompanying form of proxy is designed to permit each holder of BTX's common stock, par value $.01 per share (the "Common Stock"), to vote for or against each of the following proposals:

     Proposal No. 1: To approve a transaction whereby BTX will issue 37,500,000 shares of a new class of common stock to be known as "Class B Common Stock" to First Banks, Inc. for total consideration of thirty million dollars ($30,000,000.00) cash;

     Proposal No. 2: To amend BTX's Restated Certificate of Incorporation (a) to authorize the issuance of up to 60,000,000 shares of a new class of stock to be designated as "Class B Common Stock", 37,500,000 shares of which are to be issued in the transaction contemplated by Proposal No. 1 above; (b) to increase the number of authorized shares of BTX's existing common stock from 50,000,000 to 100,000,000; (c) to enact certain other amendments to the Restated Certificate of Incorporation, including an amendment authorizing cumulative voting in the election of directors; and (d) to adopt a Restated Certificate of Incorporation incorporating such amendments;

to vote for or withhold voting for any or all of the six nominees for election as directors of BTX listed on the proxy (Proposal No. 3); and to authorize the named proxies to vote in their discretion with respect to any other proposal properly presented at the Annual Meeting.

     As of July 14, 1994, the executive officers and directors of BTX were the record owners of an aggregate of 121,288 shares of Common Stock (or .6% of the total number of shares outstanding). BTX has been informed that all of such shares will be voted in favor of Proposals No. 1, 2 and 3 at the Annual Meeting.

     When a stockholder's proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specifications are made, the accompanying form of proxy will be voted at the Annual Meeting and any adjournment(s) thereof: (i) FOR approval of the transaction whereby BTX will issue 37,500,000 shares of Class B Common Stock to First Banks, Inc. as described herein (see the discussion of PROPOSAL NO. 1 beginning on page 5 hereof); (ii) FOR approval of PROPOSAL NO. 2, the amendments to BTX's Restated Certificate of Incorporation as discussed under the heading "Proposal No.
2 -- Amendments to BTX's Certificate of Incorporation"; (iii) FOR the election of the nominees listed herein under the caption "PROPOSAL NO. 3: Election of Directors"; and (iv) at the discretion of the proxies on any other business which may be properly presented at the Annual Meeting and any adjournment(s) thereof. However, proxies which are voted against Proposal No. 1, Proposal No. 2 or Proposal No. 3 will not be voted pursuant to the discretionary authority granted in such proxies in favor of an adjournment of the meeting for the purpose of soliciting further proxies in support of such proposal.

     BTX encourages the personal attendance of its stockholders at the Annual Meeting, and execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of BTX at its principal executive offices at any time before the proxy is voted, or by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by BTX at or prior to the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to receipt of the revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

     The total cost of the solicitation of proxies pursuant to this Proxy Statement will be borne by BTX. Proxies may be solicited by directors, officers and employees of BTX without special remuneration. BTX has engaged the services of a proxy solicitation firm, Beacon Hill Partners, Inc., and has agreed to pay the sum of $7,500 (plus the reimbursement of expenses) to such firm, for assistance in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries who forward soliciting material to the beneficial owners of shares of Common Stock entitled to vote at the meeting will be reimbursed by BTX for their out-of-pocket expenses incurred in this connection. In addition to the mails and other delivery services, proxies may be solicited by personal interviews, telephone or telegraph.

     The Annual Report to Stockholders covering BTX's fiscal year ended December 31, 1993, including audited financial statements, has been previously mailed. The Annual Report does not form any part of the proxy solicitation material. Additional copies of the 1993 Annual Report to Stockholders may be obtained without charge upon written request to Richard H. Braucher, Senior Vice President, General Counsel and Secretary, BancTEXAS Group Inc., P.O. Box 802527, Dallas, Texas 75380-2527.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
GENERAL

     The Board of Directors of BTX has fixed the close of business on July 14, 1994, as the record date (the "Record Date") for the Annual Meeting. Only holders of record of outstanding shares of Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof. At the close of business on the Record Date, there were issued and outstanding 20,047,025 shares of Common Stock. The Common Stock is the only class of stock outstanding and is the only class of stock entitled to vote at the Annual Meeting.

     A stockholder is entitled to one vote, in person or by proxy, at the Annual Meeting for each share of Common Stock held of record in his or her name at the close of business on the Record Date. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting or any adjournment(s) thereof is necessary to constitute a quorum to transact business at the Annual Meeting and any adjournment(s) thereof.

     On each proposed action, proxies marked as withheld votes or abstentions and broker non-votes will not be voted but will be treated as present and entitled to vote. Such proxies will therefore have the same effect as votes against the proposed action. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on such election.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of June 30, 1994, certain information with respect to the beneficial ownership of the Common Stock of BTX by each person known to the company to be the beneficial owner of more than five percent of the outstanding Common Stock, by each director, by certain executive officers and by all executive officers and directors of BTX as a group:

                                                                       AMOUNT AND NATURE
                                          RELATIONSHIP                   OF BENEFICIAL      PERCENT
         NAME OF                             TO THE                      OWNERSHIP OF         OF
    BENEFICIAL OWNER                         COMPANY                    COMMON STOCK(1)    CLASS(13)
- - -------------------------   -----------------------------------------  -----------------   ---------
Richard L. Brown.........   Director                                         108,525(2)       *
Nathan C. Collins........   Chairman of the Board, President and             971,600(3)      4.74%
                              Chief Executive Officer; Director
Charles A. Crocco, Jr....   Director                                         109,100(4)       *
Joseph J. Leszczynski....   Director                                          83,000(5)       *
Thomas A. Stanzel........   Director                                         115,500(6)       *
Edward T. Story, Jr......   Director                                         107,750(7)       *
Richard H. Braucher......   Senior Vice President, Secretary &                50,413(8)       *
                              General Counsel of BTX
D. Kert Moore............   Senior Vice President, Treasurer and              27,250(9)       *
                              Chief Financial Officer of BTX
David F. Weaver..........   Regional President -- South of BankTEXAS          75,400(10)      *
                              N.A.
Jerry V. Garrett.........   Senior Vice President, Consumer Lending           45,000(11)      *
                              of BankTEXAS N.A.
John G. Sprengle.........   Senior Vice President, Chief Credit               61,000(12)      *
                              Officer of BankTEXAS N.A.
All executive officers
  and directors as a
  group (11 persons).....                                                  1,754,538         8.14%

- - ---------------

  *  Less than one half of one percent.

 (1) Includes shares subject to vested stock options granted under the 1990 Stock Option Plan. Except for Mr. Moore, 100% of the options granted in 1990 are vested and could be exercised at any time by the optionee.

 (2) Brown has a vested option covering 100,000 shares; he owns directly 8,525 shares.

 (3) Collins has a vested option covering 900,000 shares; he owns directly 71,600 shares.

 (4) Crocco has a vested option covering 100,000 shares; he owns directly 9,100 shares.

 (5) Leszczynski has a vested option covering 75,000 shares; he owns directly 8,000 shares.

 (6) Stanzel has a vested option covering 100,000 shares; he owns directly 15,500 shares.

 (7) Story has a vested option covering 100,000 shares; he owns directly 7,750 shares.

 (8) Braucher has a vested option covering 50,000 shares; he owns directly 413 shares.

 (9) Moore has a vested option covering 27,250 shares.

(10) Weaver has a vested option covering 75,000 shares; he owns directly 400 shares.

(11) Garrett has a vested option covering 45,000 shares.

(12) Sprengle has a vested option covering 61,000 shares.

(13) For purposes of calculating the indicated percentages, it is assumed that Mr. Collins' options are exercised and the number of shares outstanding are adjusted to include the shares to be issued on such exercise. With respect to executive officers and directors as a group, all vested options held by persons in the group are assumed to be exercised, and the number of shares outstanding is adjusted to include all of the shares to be issued upon the exercise of all of such options.

PROPOSAL NO. 1: APPROVAL OF PROPOSED TRANSACTION WITH FIRST BANKS, INC.

     The Board of Directors of BTX unanimously recommends that the proposed transaction whereby First Banks, Inc. ("First Banks") will acquire 37,500,000 shares of Class B Common Stock, par value $.01 per share, for total consideration of $30 million, be approved by BTX's stockholders.

     In order for the proposed transaction to be consummated, it is necessary for stockholders to approve both Proposal No. 1 which is discussed in detail in this portion of the Proxy Statement, and Proposal No. 2, which involves amendments to BTX's Restated Certificate of Incorporation which would, among other things, authorize the issuance of a new class of voting stock, to be designated "Class B Common Stock", shares of which are to be issued to First Banks. Reference is made to the discussion of such amendments under the heading "PROPOSAL NO. 2 -- Amendments to BTX's Certificate of Incorporation," for an explanation of the proposed amendments.

     Included with this Proxy Statement are the complete texts of the following three documents which are discussed in this section and in the section describing Proposal No. 2.

     Appendix I --    Stock Purchase and Operating Agreement dated May 19, 1994 by and between BancTEXAS Group Inc. and First Banks, Inc. (referred to herein as the "Agreement").
     Appendix II --   Opinion of McKenna & Company, BTX's investment banking firm, regarding the fairness of the proposal transaction with First Banks (referred to herein as the "Opinion of Financial Advisor.")
     Appendix III --  Restatement of the Certificate of Incorporation of BancTEXAS Group Inc.
                      as of             , 1994, setting forth the provisions of the BTX
                      Restated Certificate of Incorporation as the same will read when amended as discussed under the heading "PROPOSAL NO. 2: Amendments to
                      BTX's Certificate of Incorporation." The proposed restatement, including the proposed amendments, is referred to herein as the
                      "Proposed Certificate of Incorporation."

BACKGROUND OF BTX

     BTX was the subject of a major restructuring in 1987 (the "1987 Restructuring") which followed several years of substantial losses in the subsidiary banks then owned by BTX. The transaction involved "open bank assistance" from the Federal Deposit Insurance Corporation (the "FDIC") whereby none of the subsidiary banks failed, but the FDIC contributed $150 million and private parties invested $50 million in order to recapitalize BTX. Unlike most FDIC-assisted transactions, the subsidiary banks did not transfer, or receive financial protection against losses arising out of, their nonperforming loans and other assets. In exchange for the financial assistance which it provided, the FDIC received warrants to purchase 1,970,033 shares of common stock at an exercise price of $5.41.

     BTX emerged from the 1987 Restructuring with a relatively high level of capital (8.8% of total assets as of December 31, 1987), but also with an inordinate amount of nonperforming assets (25% of total loans and foreclosed property at December 31, 1987). BTX continued to experience substantial losses which were attributable to several factors, including principally (i) the continuing drag on earnings from nonperforming and underperforming assets retained by BTX's subsidiary banks; (ii) the extended recession in Texas and the related failures of numerous financial institutions throughout the state, which had a depressing effect on collateral values and the ability of some borrowers to repay loans; and (iii) increased competition arising from the entry into the Texas banking market of large, out of state financial institutions with aggressive growth strategies. In 1990 BTX's largest subsidiary bank failed, and BTX ultimately agreed to reduce the exercise price of the warrants held by the FDIC from $5.41 to $.05 in consideration for the FDIC's decision not to assess BTX's remaining bank subsidiaries for the costs attributable to that bank failure.

     Since 1987, in order to avoid the types of credit quality problems which had adversely affected BTX (and most large Texas banking organizations) in the 1980's, BTX focused its lending efforts on establishment of a low-cost, high volume consumer installment lending program principally involving purchases of automobile loans from dealers. This process has produced steady improvement in the credit quality of the loan portfolio, but also led to relatively narrow net interest margins as compared with higher yielding, but riskier, types of loans.

     BTX has sought for the past several years to attract capital from outside sources and to increase its profitability by growth and diversification of its operations through acquisition of additional banking operations and/or companies engaged in complementary businesses such as finance companies. To date, most of BTX's efforts have been concentrated on potential target banks operating within market areas served by the existing offices of the Bank (i.e., Houston, Dallas and McKinney, Texas) because of the operational advantages of increasing the assets and personnel under management within a compact geographic area. Aside from the 1992 acquisition for BTX common stock of First Bank/Las Colinas, a small, well-capitalized bank in Irving, Texas, BTX has been unable to complete any acquisitions.

     BTX has found that a significant impediment to some potential acquisitions has been the inability to offer cash to potential sellers of banks. Although BTX common stock can potentially be issued in exchange for shares in a bank to be acquired (sometimes in a tax-free reorganization that offers certain tax advantages to sellers), several potential sellers have rejected BTX's overtures because they preferred to consider cash-only transactions.

     BTX continues to believe that the opportunity for expansion through prudent acquisition of additional banks represents the most effective means of increasing its market share and achieving desirable diversification of assets and economies of scale. While many small and mid-sized Texas banking organizations have been acquired by larger companies in the past few years, Texas still has a substantial number of independent banks, and there are a significant number of such banks within, or near, the Bank's existing market areas. The principal purpose of the proposed transaction for both BTX and First Banks is to enable BTX to offer cash when appropriate to prospective sellers of banks determined by BTX to be desirable acquisition candidates. It is also contemplated that BTX will be in a position to acquire banks for stock if a prospective seller prefers that alternative. In general, the availability of cash is intended to increase BTX's flexibility in offering cash, stock or a combination thereof in order to make future acquisition offers as attractive as possible to prospective sellers.

DESCRIPTION OF FIRST BANKS

     First Banks, a Missouri corporation, is a privately controlled bank holding company headquartered in St. Louis County, Missouri. As of December 31, 1993 First Banks had approximately $2 billion in assets, $1.36 billion in total loans (net of unearned discount), $1.78 billion in total deposits and $201.8 million in stockholders' equity. First Banks currently operates primarily in Missouri and Illinois, through two subsidiary banks and two subsidiary thrift institutions.

DISCUSSIONS AND NEGOTIATIONS WITH FIRST BANKS

     In January, 1994 the majority owner of a Dallas bank made it known that he would be interested in selling the bank. A group of possible investors were invited to an exploratory meeting held February 4, 1994. Mr. Collins and one of BTX's outside directors were included in discussions of a possible transaction whereby the target bank would be acquired by BTX and, simultaneously, a proposed investor group (which was in the process of being assembled but was subsequently determined by BTX not to be viable) would invest approximately $10 million in BTX in order to fund that acquisition. Also attending this meeting was James F. Dierberg, Chairman of the Board and Chief Executive Officer of First Banks. As that meeting proceeded, neither Mr. Dierberg nor Mr. Collins found the proposed transaction or the affiliation with the other potential investors appealing, but they believed that the mutual interests of BTX and First Banks could be better served by further discussions between First Banks and BTX. That evening Messrs. Dierberg and Collins began acquainting each other regarding their respective companies. That discussion centered on the BTX's vision of expansion in Texas and First Bank's pattern of acquisitions and profitable growth in the Missouri and Illinois markets. The following day, discussions continued and the two visited the three Dallas area branch banks of BTX.

     On February 8 Mr. Collins traveled to St. Louis for two reasons. First, he toured several of First Banks' branches and its operations center and met with several of its senior officials. Second, accompanied by a tax consultant, Mr. Collins explained to Mr. Dierberg and First Banks' chief financial officer the ramifications of the sizeable net operating losses that BTX had accumulated over the years. The parties executed mutual confidentiality agreements and First Banks delivered a due diligence request to Mr. Collins, specifying various records and documents of BTX which it desired to review. These were subsequently supplied to First Banks.

     On February 15 Mr. Collins returned to St. Louis with John J. McKenna, a principal of McKenna & Company, BTX's investment banking firm, to explore a variety of structures for possible transactions involving First Banks and BTX. During the week of February 21 First Banks' due diligence team traveled to Dallas and reviewed the present condition of BTX.

     At its regular meeting on February 17, the Board of Directors of BTX created a Capital Formation Committee consisting of three outside directors, Messrs. Crocco, Leszczynski and Story (as Chairman) to be actively involved in reviewing any proposals received from First Banks or others and to be available on short notice, if necessary, to address or respond to potential proposals prior to consideration by the full Board of Directors. At the same Board meeting Mr. Collins reported the substance of his two meetings with Mr. Dierberg. While no proposal had been received from First Banks, First Banks had expressed interest in making a substantial capital investment in BTX if these funds could be utilized by BTX to make advantageous acquisitions of other Texas banks or other financial institutions. The Board reviewed the implications of such an investment and preliminarily determined that the benefits to BTX and its existing stockholders from such a transaction could outweigh any negative implication such as control by a single stockholder. The consensus of the Board was that, with a sizeable capital infusion, BTX's capital position would be greatly enhanced, its profitability could be significantly increased, its ability to complete acquisitions would be markedly improved and additional efficiencies of operations could result. Accordingly, the Board directed Mr. Collins to pursue further discussions with First Banks and to keep the Board, and particularly the members of the Capital Formation Committee, advised of the progress of future discussions.

     During the first week of March, Mr. Dierberg called Mr. Collins to indicate an interest in investing between $15 and $30 million in BTX if a proper structure could be developed and a satisfactory price agreed upon. First Banks' investment bankers, Stifel, Nicolaus & Company Incorporated had been retained to assist Mr. Dierberg with future negotiations. On March 7, 1994 an incomplete term sheet was presented to BTX by First Banks, outlining a possible investment in BTX ranging between $20 and $30 million.

     On March 16, Mr. Dierberg came to Dallas and met with the BTX's directors informally to discuss his vision of how a combination of First Banks and BTX could be advantageous, especially by the use of First Banks' capital infusion and its broader array of products to increase the size and profitability of BTX.

     BTX's Capital Formation Committee met on March 17 with Mr. McKenna and John Daniels, BTX's special counsel. The committee reviewed in detail the company's history and financial progress between 1987 and 1994. In particular, it concentrated on the recent unprofitable status of BTX and the reasons therefor. With assistance from Mr. McKenna, the committee reviewed the list of financial institutions with which BTX or its authorized representatives had had contacts regarding a merger or acquisition, or an injection of capital, and then analyzed the reasons why none of these contacts (except First Bank/Las Colinas) had led to completed transactions. The committee requested that both Messrs. Collins and McKenna prepare written reports on this subject for the committee to review at a future meeting.

     Later that same day, Mr. Dierberg attended a portion of BTX's Board meeting. At this time he shared his goals and objectives related to a possible capital investment in BTX. In response to a question, he agreed to prepare and submit to BTX's Board of Directors his suggestions regarding ways by which First Banks could assist BTX to become more profitable, including those services which First Banks now offers in its markets which could in the future be offered by BTX in Texas. He also expressed his philosophy with regard to possible future acquisition activities in Texas.

     On April 13, Messrs. Collins and McKenna returned to St. Louis to meet with First Banks and its investment bankers in an attempt to create a sharper focus regarding the nature of the transaction being considered. At that time BTX informed First Banks that its original offered price of $.75 per share and certain other terms were unsatisfactory to BTX. BTX said that the price needed to be higher, and that BTX would make a counter-offer containing other terms and conditions that BTX desired be included in any possible transaction. In the discussions that followed, Messrs. Dierberg and Collins reached the conclusion that a proposed investment of approximately $30 million would be appropriate.

     On April 21, the Capital Formation Committee met and received detailed reports from Mr. Collins and Mr. McKenna regarding their discussions and negotiations with First Banks. They reviewed with the committee the structure which had been discussed, including the fact that a possible price of $.80 per share had been discussed but not agreed to, and the pricing options for an antidilution provision that First Banks had suggested. They also explained that First Banks had requested a "lockup" option and a breakup fee in the event that, after an agreement had been executed, BTX failed to consummate the transaction. Finally, they described the regulatory conditions which, in the opinion of First Banks, made it imperative that First Banks' percentage ownership of BTX voting stock never be reduced below 50%.

     The Capital Formation Committee also reviewed: (1) the written reports from Mr. Collins and McKenna & Company detailing their merger, acquisition and capital formation efforts; and (2) financial information related to First Banks as well as pro forma information prepared by McKenna & Company. These projected the financial benefit to BTX and its stockholders which might reasonably be anticipated from a capital injection of $30 million as well as the additional benefits which could result from both efficiencies of scale and enhanced earnings which could result from an affiliation with First Banks.

     On the same day BTX's Board of Directors reviewed the reports and data which the Capital Formation Committee had received regarding First Banks and its possible capital investment in BTX. The directors also discussed whether a rights offering directed at BTX's current stockholders, either independently or in conjunction with a capital infusion from First Banks, might be reasonably expected to generate a meaningful amount of new capital. In this regard, Mr. McKenna was requested to study this issue and report promptly. The Board outlined for Messrs. Collins and McKenna its positions on several of the unresolved issues being discussed with the representatives of First Banks and authorized the communication of these to Mr. Dierberg. The Board indicated its willingness to continue serious discussions and negotiations with First Banks and urged that a draft of a proposed stock purchase agreement be prepared so that both parties could better understand on which issues they were close to agreement and where the two parties had clearly divergent positions or views.

     On May 6, BTX received a draft of the Agreement, which had been prepared by First Banks' legal counsel. Senior officials of BTX and Messrs. McKenna and Daniels reviewed this thoroughly and prepared written comments and revisions incorporating BTX's suggested changes thereto, which were transmitted to First Banks' counsel on May 11 and 12. These comments and suggested revisions were also transmitted to BTX's directors to keep them apprised of the status of negotiations.

     On May 13, representatives of BTX and Messrs. McKenna and Daniels conducted a lengthy telephone conference call with representatives of First Banks and its counsel. At this time the parties freely exchanged their ideas on numerous provisions contained in the document, stated their respective positions on each and, in some cases, were able to reach mutual agreement. At the end of that conference call, there were a number of yet unresolved issues.

     On the evening of May 13, a telephone meeting of the Capital Formation Committee was convened in order for Messrs. Collins, Daniels and McKenna to inform the committee members regarding the unresolved issues and to seek their guidance concerning the appropriate method of proceeding with further negotiations. After discussion and consideration, the Capital Formation Committee determined BTX's position regarding each of these unresolved issues and directed Mr. Daniels to communicate those positions to First Banks' counsel on the next morning.

     On May 14, following the communication between Mr. Daniels and First Banks' counsel, Messrs. Collins and Dierberg had a series of telephonic conferences regarding these issues. Many of the remaining issues were resolved that day by Messrs. Collins and Dierberg, as each conferred separately with their respective advisors and Mr. Collins conferred with members of the Capital Formation Committee. Tentative agreement was reached by the parties, subject to satisfactory revisions of the Agreement by legal counsel, and final review by and approval of all terms by their respective Board of Directors (and, in BTX's case, by the members of the Capital Formation Committee).

     As a result of the negotiations regarding the terms of the Agreement, there were numerous changes made in the provisions of the Agreement from the specific provisions initially suggested by First Banks in the draft of the Agreement that was presented to BTX on May 6. The vast majority of such changes were not material. Those changes believed by BTX to represent material differences between the terms as proposed by First Banks on May 6 and the terms of the Agreement related to (i) limitations of the scope of some of the representations and warranties given by BTX; (ii) additions to the representations and warranties given by First Banks; (iii) narrowing of the scope of some of the conditions which must be satisfied prior to the consummation of the proposed transaction; (iv) elimination of a provision that would have purported to limit the circumstances under which BTX might be put in a position of considering competing offers, and addition of provisions recognizing the fiduciary duties of BTX's directors in the event of the receipt by BTX of a competing proposal or an inquiry from another potential investor or acquirer; (v) the amount and composition of a "break-up" fee which would become payable to First Banks under certain circumstances, and the specific occurrences which would make such a fee payable; (vi) the addition to the proposed amendments to the Proposed Certificate of Incorporation of a provision requiring prior approval of the holders of shares of BTX's existing common stock of any change in the terms of the Class B Common Stock; (vii) a reduction from 10 years to 7 1/2 years of the period during which First Banks will have the right to purchase at a price determined by formula additional shares of Class B Common Stock or of Common Stock, and related changes in the formula for determining the future purchase price for such shares; (viii) deletion of a proposal that would have required BTX to acquire, prior to closing of the proposed transaction, the warrants now owned by the FDIC; and (ix) revisions to certain of the limitations on BTX's business operations prior to closing to accommodate BTX's need to engage in certain types of transactions on an ongoing basis. Additional information regarding the provisions of the Agreement is set forth under the heading "Terms of the Stock Purchase" below.

     On May 18, the Board of Directors of First Banks met, reviewed and considered the final version of the Agreement. This Board unanimously approved the Agreement at that meeting.

     On May 19, the Board of Directors of BTX met and reviewed and considered the final version of the Agreement. During this meeting they consulted with Messrs. Daniels and McKenna. Pursuant to the recommendations of the Capital Formation Committee, the BTX Board of Directors unanimously approved the Agreement and authorized Mr. Collins to execute it on behalf of BTX.

     BTX and First Banks executed the Agreement on May 19, 1994 and issued a joint news release describing the terms of the Stock Purchase.

TERMS OF THE STOCK PURCHASE

     BTX and First Banks executed the Agreement on May 19, 1994. The following discussion is a summary of the material terms and conditions contained in the Agreement and is qualified in its entirety by the text of the Agreement, which is incorporated herein by reference and appears as Appendix I to this Proxy Statement.

     The Agreement provides that First Banks is to purchase 37,500,000 shares of a new class of BTX capital stock, to be designated "Class B Common Stock" (referred to in this discussion as the "Class B Stock"), as distinguished from the outstanding common stock now owned by BTX's stockholders and traded on the New York Stock Exchange ("NYSE"), (which is referred to in this discussion as "Regular Common Stock") for

$30,000,000, or $.80 per share (the "Stock Purchase"). Each share of Class B Stock to be issued to First Banks will be convertible after five years at First Banks' option into one share of Regular Common Stock. In addition, the Proposed Certificate of Incorporation provides that the Class B Stock may be converted into Regular Common Stock by the BTX Board of Directors in its sole discretion (i.e., without First Banks' approval) if it determines that legislation or regulations are enacted or any judicial or administrative determination is made which would prohibit the listing, quotation or trading of the Regular Common Stock on the NYSE or the National Association of Securities Dealers Automated Quotation System because of the existence of more than one class of outstanding BTX common stock, or that the same would otherwise have a material adverse effect on BTX. BTX does not have any reason to believe that such mandatory conversion of the Class B Stock will be necessary or appropriate.

     The Class B Stock will not be registered with the SEC or listed for trading on the NYSE for at least five years. Thereafter, First Banks will have the right to require BTX to register with the SEC for resale all or a portion of the shares of Regular Common Stock to be obtained by First Banks upon conversion of its Class B Stock. First Banks also agreed to significant restrictions on any transfer of the Class B Stock for the first five years of its ownership, so that, unless a proposed transfer is presented to and approved by a committee of the BTX Board of Directors consisting entirely of directors who are not directors, officers or employees of First Banks or its subsidiaries (other than BTX), the transfer may only be made to a subsidiary or affiliated entity of First Banks. The purpose of these restrictions is to provide an assurance to BTX stockholders that First Banks intends to hold the shares as a long term investor.

     The terms of the Class B Stock are to be established by amendments to BTX's Certificate of Incorporation which must be approved by BTX's stockholders; the substance of the proposed amendments is described in this Proxy Statement under the heading "PROPOSAL NO. 2: Amendments to BTX's Certificate of Incorporation." In order to assure that such terms will not be changed so as to affect adversely the holders of Regular Common Stock, the amendments provide that such terms cannot be amended for five years unless any amendments are approved by holders of a majority of the outstanding shares of Regular Common Stock, voting as a separate class. This requirement is in addition to any other vote required by applicable law.

     The Class B Stock will have dividend rights that are inferior to the Regular Common Stock, although it is not contemplated that BTX will be in a position to pay dividends in the near future. Under an agreed formula, when BTX is in a position to pay dividends and if the Board of Directors determines that it is appropriate to declare and pay them, holders of the Regular Common Stock must be paid three cents per share per year before any dividends are paid on Class B Stock. Any additional dividends would be paid in equal amounts per share to holders of Regular Common Stock and Class B Stock.

     First Banks has indicated that it intends to maintain in excess of 50% ownership of the total number of shares of BTX voting stock issued and outstanding. In that regard, certain federal regulations applicable to bank holding companies would penalize First Banks if its percentage ownership were to decline below 50% by making the portion of its capital invested in BTX ineligible for inclusion in the amount of First Banks' capital that must be maintained to satisfy regulatory requirements. To address this issue, BTX and First Banks agreed that, for a period of 7 1/2 years following the consummation of the Stock Purchase, if BTX issues additional shares of Regular Common Stock or another voting security, First Banks will have the right to purchase additional shares of Class B Stock or, at its option, shares of Regular Common Stock so as to maintain at least 55% percent ownership of the total number of voting shares to be outstanding on a fully-diluted basis. The price was set according to a formula based on the book value per share of the Regular Common Stock and the Class B Stock at the time of future issuances of stock. For five years, First Banks will be required to pay 106.67% of tangible common equity per primary share if it exercises its right to maintain the 55% ownership level. In the sixth year the price will increase to the lesser of 113% of BancTEXAS' tangible common equity per primary share or the market price per share. Thereafter, the price will increase to the lesser of 120% of BTX's tangible common equity per primary share or the market price.

     It should be noted that this provision protecting First Banks against future dilution of its control (which appears as Section 6.02 of the Agreement) will only become operative in the event that BTX decides to issue additional voting stock. It was included in the Agreement in recognition of the possibility that BTX will in future years be issuing additional shares of Regular Common Stock, either to raise capital through the sales of stock or to be issued in acquisition transactions in exchange for shares in acquired banks. From BTX's perspective, the provision is intended to make such future stock issuances feasible while addressing First Banks' requirement that it maintain majority ownership.

     The Agreement provides that, pending completion of the Stock Purchase, BTX and its subsidiaries will generally conduct their businesses in the ordinary course. Further, BTX will not, without the prior approval of First Banks, engage in various specified categories of transactions and will refrain from other types of transactions involving amounts above certain specified dollar limits. These limitations are set forth in Section 4.01 of the Agreement. BTX does not anticipate that any of such limitations will interfere with its ongoing business activities during the period prior to completion of the Stock Purchase and, in any event, BTX expects that First Banks would agree to permit any transaction exceeding such limitations if it would be desirable and prudent to engage in the transaction.

     The Stock Purchase is subject to the satisfaction or waiver of various conditions before the respective parties are required to proceed to consummate the transaction. In the case of First Banks, these conditions are as follows:

          (i) the truthfulness on the closing date of the representations and warranties made by BTX in the Agreement;

          (ii) the compliance by BTX with all of its obligations under the Agreement;

          (iii) the absence of any litigation or administrative proceeding wherein an unfavorable judgment would have any of the following consequences: prevention or inhibition of the Stock Purchase, causing the rescission of any of the transactions incident thereto, adversely affecting First Banks' right to own the Class B Stock, adversely affecting the right of BTX or its subsidiaries to own its assets or operate its businesses, causing the Regular BTX Common Stock to cease to be listed on the NYSE (unless BTX causes such Common Stock to be listed on the American Stock Exchange or to be eligible for trading in the NASDAQ National Market System), holding one or more directors of BTX liable for a breach of their fiduciary duties in connection with the Agreement, or adversely affecting the financial condition, results of operations or business or prospects of BTX and its subsidiaries taken as a whole;

          (iv) the absence of any statutory, regulatory or administrative action (an "Adverse Regulatory Action"), including enactment of a statute, adoption of a rule or regulation or the entry of an order which would make the Stock Purchase illegal;

          (v) the receipt of all necessary regulatory approvals in order to permit the Stock Purchase to be consummated, including the approvals of BTX's stockholders and of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Texas Department of Banking;

          (vi) the receipt by First Banks of all documents required to be received from BTX, in form and substance reasonably satisfactory to First Banks (these documents include the requisite amendments to BTX's Certificate of Incorporation as described in detail elsewhere in this Proxy Statement, amendments to BTX's Bylaws, and a legal opinion of counsel to BTX with respect to specified matters);

          (vii) the absence of any adjustment in the number of shares of Regular Common Stock to be received by the FDIC upon exercise of warrants held by the FDIC to purchase 1,970,033 shares; and

          (viii) the receipt by BTX of an opinion of BTX's investment banking firm, McKenna & Company, to the effect that the Stock Purchase, considered as a whole, is fair from a financial point of view to BTX and its stockholders. The requisite opinion has been received by BTX and is discussed herein under the heading "Opinion of Financial Advisor"; the full text of such opinion appears as Appendix B to this Proxy Statement.

          The obligation of BTX to consummate the Stock Purchase is subject to the satisfaction or waiver of the following conditions:

          (i) the truthfulness on the closing date of the representations and warranties made by First Banks in the Agreement:

          (ii) the compliance by First Banks with all of its obligations under the Agreement;

          (iii) the absence of any litigation or administrative proceeding in which an unfavorable judgment would prevent, prohibit or inhibit the Stock Purchase;

          (iv) the absence of an Adverse Regulatory Action;

          (v) the receipt of all necessary regulatory approvals in order to permit the Stock Purchase to be consummated, including the approvals of BTX's stockholders and of the Federal Reserve Board and the Texas Department of Banking;

          (vi) the receipt by BTX of the purchase price for the Class B Stock and of all documents required to be received from First Banks, in form and substance reasonably satisfactory to BTX (these documents include a legal opinion of counsel to First Banks with respect to specified matters); and

          (vii) the receipt by BTX of the opinion of its investment banking firm, McKenna & Company, which is discussed herein under the heading "Opinion of Financial Advisor". The requisite opinion has been received by BTX, and the full text of the opinion appears as Appendix B to this Proxy Statement.

     As of the date of mailing of this Proxy Statement, First Banks had filed its applications for the requisite approvals of the Stock Purchase by the Board of Governors of the Federal Reserve System (the "FRB") and the Texas Department of Banking. Although neither of such approvals has been granted, BTX believes that the prospects for such approval are favorable. There is a mandatory waiting period of thirty (30) days following the receipt of approval of the FRB before the Stock Purchase may be lawfully consummated.

     Once the Stock Purchase has been completed, First Banks will have the ability to elect a majority of members of the Board of Directors of BTX. Section
6.01 of the Agreement requires that, following the closing of the Stock Purchase, three directors of BTX shall resign, and the remaining three directors shall take action to fill three vacancies on the Board with three affiliates of First Banks: James F. Dierberg, Allen H. Blake, and Mark T. Turkcan. Accordingly, the proposal for election of directors contained elsewhere in this Proxy Statement (see the discussion under the heading "PROPOSAL NO. 3: Election of Directors") contemplates that three of the current BTX directors (Messrs. Brown, Leszczynski and Stanzel) will resign their positions as directors of BTX immediately after the closing of the Stock Purchase.

     The proposed amendments to the BTX Certificate of Incorporation provide for a change in the method of voting for the election of directors which, if enacted, will become effective at the 1995 Annual Meeting of Stockholders. This change would authorize cumulative voting by stockholders, which may increase the possibility that BTX stockholders other than First Banks will be able to elect one or more (but less than a majority) of the directors of BTX. This change is discussed under the heading "PROPOSAL NO. 2: Amendments to BTX's Certificate of Incorporation -- Cumulative Voting."

     Either party may terminate the Agreement under certain specified conditions, which principally relate to the breach of the Agreement by the other party, the failure of the other party to satisfy a condition precedent to the completion of the Stock Purchase, the denial of a required regulatory approval and the lapse of any time period during which such denial may be appealed, or an unfavorable vote on the transaction by BTX's stockholders. First Banks would also have the right to terminate the Agreement in the event BTX or any of its subsidiaries were to become subject to an enforcement action, regulatory agreement or supervisory agreement imposed by a bank regulatory agency. Finally, the Agreement provides that it may be terminated by the mutual consent of BTX and First Banks or by either party acting unilaterally if the Stock Purchase has not been consummated on or before February 28, 1995.

     Because of the fact that First Banks will be incurring significant expenses to proceed toward the consummation of the Stock Purchase and will necessarily forego other possible transactions which may represent desirable investments, First Banks sought assurances that it would receive a benefit in the event that the Stock Purchase is not consummated due to the actions of a third party who consummates a competing transaction with BTX (a merger or consolidation, a purchase from BTX of substantially all of its assets, or a transaction in which such third party directly or indirectly acquires beneficial ownership of 25% of BTX's outstanding voting stock). In that regard,
Section 9.02 of the Agreement would require that, if such an event occurs within 21 months following termination of the Agreement in a transaction announced publicly within 9 months after such termination, BTX will be liable to pay First Banks the sum of $1,500,000 as a "break up" or termination fee. The amount of this fee and the circumstances under which it would become payable were resolved after lengthy negotiations in which BTX sought to provide to First Banks a reasonable incentive to enter into the Agreement while limiting the impact on BTX in the event that it is ultimately required to make such a payment.

BTX'S REASONS FOR THE STOCK PURCHASE

     BancTEXAS' Board of Directors believes that the investment by First Banks will:

          (i) establish and maintain an appropriate level of capital allowing room for anticipated growth;

          (ii) allow BTX to utilize certain of the products and services of First Banks to increase revenues, reduce costs and increase earnings per share;

          (iii) enable BTX to pursue potential future cash acquisitions (which it has not had the resources to do in the past) as well as to compete more effectively in the market for stock-for-stock acquisitions and to offer combined cash and stock acquisition proposals where appropriate; and

          (iv) provide the opportunity for BTX to increase the level of its banking activities necessary to cover its overhead including the costs of being a publicly traded company.

     BTX's Board of Directors believes that the increased financial, operational, competitive and capital strength of BTX after the investment, combined with the new product offerings and potential cost reductions brought by First Banks, has the potential to increase earnings, return on assets and return on equity and to enable BTX to take advantage of future acquisition opportunities that would not otherwise be available.

     The Board of Directors has received an opinion from McKenna & Company, the investment banking firm engaged by BTX, stating that the terms of the Stock Purchase, when taken as a whole, are fair, from a financial point of view, to the holders of BTX Common Stock. Pursuant to its engagement letter with McKenna & Company, BTX has paid McKenna & Company a fee of $200,000, has agreed to pay it a fee of $100,000 at the closing of the Stock Purchase, and has agreed to reimburse it for its reasonable out-of-pocket expense incurred in connection with the rendering of its opinion and to indemnify it against certain liabilities and expenses in connection with its services as financial advisor to BTX, including certain liabilities under securities laws. See "Opinion of Financial Advisor."

OPINION OF FINANCIAL ADVISOR

     McKenna & Company is a regional investment banking firm with experience in private equity transactions similar to the Stock Purchase and is familiar with BTX, its business, its management and its relationship with various bank regulators. As part of its investment banking business, McKenna & Company is engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, private placements and valuations for distribution of such securities.

     McKenna & Company delivered its written opinion to the Board of Directors on July 11, 1994 stating that, as of such date, the terms of the Stock Purchase, when taken as a whole, are fair to the holders of BTX Common Stock from a financial point of view. A copy of McKenna & Company's opinion is attached as Appendix II hereto and should be read in its entirety by holders of Regular Common Stock. No limitations were imposed on McKenna & Company by the Board of Directors or management of BTX with respect to the investigation made or procedures used by McKenna & Company in preparing or rendering its opinion, and BTX, First Banks and their respective managements cooperated fully with McKenna & Company in connection therewith. In rendering its opinion, McKenna & Company relied, without independent verification, upon the accuracy and completeness of the financial and other information publicly available or furnished by BTX and First Banks for the purposes of such opinion. McKenna & Company did not make or obtain any independent appraisal or valuation of any assets or liabilities of either BTX or First Banks. McKenna & Company was not asked to consider, and its opinion does not address, the relative merits of the Stock Purchase as compared to any alternative business strategies that might exist for BTX or the effect of any other business combinations in which BTX might engage. McKenna & Company was not requested to seek, and has not sought, offers which are competitive with the terms of the Stock Purchase; however, McKenna & Company did participate on behalf of BTX in a number of negotiations with potential acquisition partners and equity investors over the past two years, which culminated in the present proposed Stock Purchase.

     The Board of Directors of BTX originally engaged McKenna & Company in July 1991 to assist BTX in its efforts to raise additional capital and to make acquisitions. Such engagement agreement was extended by mutual agreement through the most recent such extension dated February 28, 1994. Such engagement entitled McKenna & Company to a fee equal to $100,000 plus 2% of the value of all consideration received in an acquisition, merger or sale of BTX or 5% of the value of securities sold in a capital raising transaction including a transaction such as the Stock Purchase. In March 1994, BTX and McKenna & Company decided that it would be inappropriate for McKenna & Company to charge a 5% fee with respect to the Stock Purchase and, because BTX required assistance in negotiating the terms of the Stock Purchase and its Board of Directors required a fairness opinion with respect to the terms of the Stock Purchase, McKenna & Company and BTX negotiated a fee of $300,000 for the services of McKenna & Company, including the preparation and delivery of a fairness opinion.

     During the negotiations with First Banks, which were conducted principally by Mr. Collins on behalf of BTX and Mr. Dierberg on behalf of First Banks, Mr. McKenna served as an advisor to Mr. Collins regarding various financial issues which were discussed. He also provided BTX and First Banks and their representatives with information during the negotiations regarding such issues, primarily relating to the factors considered in determining the purchase price to be paid by First Banks, the formula for determination of the price at which First Banks is to have the right to purchase shares of BTX stock in the future, the amount of the "break-up" fee and the circumstances under which it could become payable.

     In rendering its opinion, McKenna & Company reviewed (i) certain publicly available business and financial information relating to BTX and First Banks as well as pro forma and financial forecasts and other data for BTX that were provided by BTX; (ii) the terms of the Stock Purchase as set forth in the Agreement in relation to, among other things, current and historical market prices and trading values of BTX; BTX's earnings, book value, return on assets, return on equity and equity to assets ratio; the historical and projected growth rates of BTX, and the capitalization and financial condition of BTX and First Banks; (iii) the financial terms of certain other recent transactions involving other parties, which McKenna & Company considered comparable to the Stock Purchase; (iv) certain financial, stock market, and other publicly available information relating to the business of other companies whose operations McKenna & Company considered comparable to BTX; (v) reductions and revenue enhancements available to BTX from its affiliation with First Banks after the Stock Purchase;
(vi) the results of and responses received in numerous attempts since January 1993 to raise equity for BTX or to arrange stock-for-stock mergers or acquisitions; (vii) and such other financial, economic, and market criteria as McKenna & Company deemed necessary in arriving at its opinion. McKenna & Company also met with certain senior officers and other representatives of BTX and First Banks to discuss the business, operations, and prospects of BTX and First Banks after the Stock Purchase is made.

     The following is a summary of the analyses which McKenna & Company presented to the BTX Board of Directors on March 17, April 21, and May 19, 1994 and in written material supplied with the opinion and includes a discussion of the material factors which formed the basis for the written opinion delivered on July 11, 1994.

     Previous Capital Raising and Merger and Acquisition Activities. Over the course of the past 18 months (since the BTX acquisition of First Banks/Las Colinas on December 31, 1992), BTX has pursued an active program to acquire capital through equity raising and merger and acquisition activities ("Equity Transac-tions") and to better utilize its net operating losses (NOLs). McKenna & Company, acting as a representative of BTX, and BTX acting independently, have approached or have been approached by approximately 28 parties since January 1993 with respect to such possible Equity Transactions. In approximately 20 of such contacts there was no substantive result of the approach. BTX and McKenna & Company concluded that such lack of interest in discussing an Equity Transaction was due in part to the approached party's lack of interest in accepting BTX Common Stock at the then current market prices.

     In eight of the approximately 28 approaches there was a level of interest which led BTX to pursue additional discussions and varying levels of negotiation with the other party, as follows:

     January 1993 --         BTX entered into confidentiality agreements and
                             made an offer to acquire for stock a profitable, overcapitalized bank in Dallas with approximately
                             $60 million in total assets. The offer, which was priced at approximately 1.9 times book value (at a time when BTX stock was trading at approximately
                             $2.00 per share) was turned down by the Dallas bank for, among other reasons, the value it placed on BTX stock which was trading in excess of 3.0 times fully diluted book value. It was believed by BancTEXAS that in evaluating the offer the target bank placed a value on BTX's stock of approximately book value.

     February 1993 --        BTX and McKenna & Company negotiated with an
                             investor group to invest approximately $5,000,000 in BTX in the form of a part stock, part debenture offering which might be combined with a rights offering to stockholders. This negotiation failed when BTX could not convince the investors of BTX's financial capacity to service the projected subordinated debt or to pay preferred dividends.

     July 1993 --            BTX entered into confidentiality agreements, met
                             with and conducted mutual due diligence sessions with respect to a potential merger of equals with a privately held Houston bank holding company with assets of approximately $175 million. In these discussions, representatives of BTX's Board of Directors met with and discussed the merger with representatives of the Board of Directors of the Houston bank. The proposed merger terms were ultimately unacceptable to BTX because the Houston bank offered to exchange its stock at a premium to its book value while it anticipated making negative adjustments to the BTX book value prior to the exchange of stock, such that the exchange ratio would be dilutive to BTX stockholders and would give the Houston bank a controlling interest both in the number of fully diluted shares and in the number of seats on the resulting Board of Directors.

     August 1993 --          BTX entered into confidentiality agreements and
                             conducted mutual due diligence sessions with respect to the acquisition of a Houston bank with assets of approximately $75 million.
                             Representatives of BTX met with the Executive
                             Committee of the Houston bank and submitted an indication of interest in acquiring the bank at approximately 1.75 times book value for the bank, payable in BTX common stock. This offer was ultimately found to be unacceptable to the target bank's Board of Directors, who counter-offered that the owners would accept BTX stock valued at the lower of market price or 2.07 times fully diluted book value (then equal to $1.28 per share), with the valuation of their bank at 2.07 times book value. During the negotiation, the Houston bank accepted a competing offer for a price of approximately 2.12 times book value and did not ask that other bank to arbitrarily mark down the price of its common stock exchanged in the stock-for-stock acquisition.

     Late 1993 through
       January 1994 --       BTX entered into discussions with a Texas bank with
                             assets in excess of $100 million with respect to a proposed transaction wherein BTX and the other bank would be merged and an investor group would invest approximately $10 million to purchase common stock sufficient to meet regulatory capital requirements for the combined banks. The Texas bank had marginal capital and had a relatively large non-performing loan portfolio. It was originally anticipated by the investor group that they would invest money in the Texas bank for a controlling interest in the bank at a price that was at or below book value and would then merge the newly capitalized bank into BTX at approximately 2.0 times book value. After considerable discussion and negotiations, including review by the BTX Board of Directors, it was determined that such a transaction would be dilutive to BTX stockholders and not fair because it would permit a short term capital gain of approximately $10 million to benefit the investor group. In January 1994 BTX made a proposal to this bank to combine both banks and, after the merger, to sell the investor group BTX common stock at approximately $1.00 per share. Ultimately, however, without formal rejection of the proposed terms, the investor group did not make its investment in the other bank and BTX did not believe it was prudent to continue discussions of a merger without proof that the investment would ever occur. In January
                             1994 the discussions were formally terminated.

     December 1993 through
       February 1994 --      Representatives of BTX negotiated a confidentiality
                             agreement, conducted due diligence, met with the Board of Directors of and made an offer to acquire a Texas based non-bank financial institution in a stock-for-stock transaction. In this transaction
                             BTX offered to issue approximately 3,700,000 of its shares to acquire the financial institution at approximately 1.8 times the $3,100,000 net book value of the institution (or approximately
                             $5,600,000). After considerable analysis by its Board of Directors and its investment banker, the other financial institution counter-offered, proposing a transaction in which it would receive
                             11,242,000 BTX shares (with a market value of approximately $16,900,000). The BTX Board rejected the counter-offer as significantly dilutive to its stockholders and in excess of the fair consideration for the assets that would have been acquired.

     February 1994 --        BTX met with management, negotiated a
                             confidentiality agreement and analyzed due diligence information with respect to the acquisition of a profitable $230 million multi-branch Houston bank that was seeking an acquirer in a negotiated auction. BTX indicated its desire to make a proposal at a significant premium to book value (at or slightly in excess of 2.0 times book value) in a stock-for-stock transaction.
                             The target bank subsequently accepted a cash offer from another bank holding company at approximately
                             1.6 times book value.

     March 1994 --           BTX supplied financial statements to a large Texas
                             based subsidiary of one of the largest bank holding companies in the United States with respect to a possible all cash acquisition of BTX. After analysis of such information, the potential acquirer indicated that because of BTX's earnings record and book value per share, it could not proceed to make an offer to acquire BTX at or close to its then current stock market price of approximately $1.50 per share.

     As a result of the responses of other financial institutions regarding these potential Equity Transactions, BTX and McKenna & Company concluded that BTX has only limited prospects of successfully concluding transactions of the sort contemplated over this 18 month period. The reasons for not closing these previous attempts have been numerous; however, the general theme in each possible Equity Transaction has been the unwillingness of other parties to accept BTX stock, or pay BTX stockholders a price that is reasonable in light of the average market value of BTX common stock during this period of approximately $1.50 per share, which is approximately 2.0 times book value per primary share and approximately 2.4 times book value per fully diluted share.

     Analysis of Potential Rights Offering. McKenna & Company analyzed the costs and potential benefits of a rights offering of Class B Stock to BTX stockholders simultaneously with the Stock Purchase. The Agreement provides that First Banks has the right to maintain a minimum 55% ownership. Therefore the amount of a potential rights offering to BTX stockholders would be only up to approximately
5.7 million shares or approximately $4.6 million if priced at $.80 per share. In the opinion of McKenna & Company, the terms of the Class B Stock, including non-transferability, the absence of liquidity and reduced dividends for the first five years, made a potential investment in shares of the Class B Stock generally unsuitable for individual stockholders. In any event, First Banks' requirement that it maintain an ownership position of at least 55% of all BTX voting stock also indicated that a rights offering would not be feasible. For these reasons, McKenna & Company advised that the anticipated low acceptance rate of a rights offering would generally make it uneconomic to offer such a proposal to BTX's stockholders. In view of the advice received from McKenna & Company and its assessment that a rights offering would add costs and delays to the transaction without necessarily producing a commensurate benefit to BTX, the BTX Board of Directors decided not to pursue a rights offering in connection with the Stock Purchase.

     Comparable Break-up Fee Analysis. McKenna & Company analyzed 14 recent cash acquisition transactions involving banks of similar size in the Texas market. The total consideration in such transactions ranged from $7,800,000 to $187,000,000. In three such transactions where break-up fees were negotiated, the break-up fee ranged from $1,000,000 (3.64% of total consideration) to $6,000,000 (7.41% of total consideration) with an average of $3,333,333 (5.18% of total consideration) versus the $1,500,000 (5.00% of total consideration) as proposed in connection with the Stock Purchase.

     Comparable Transaction Analysis with Respect to Price Per Share. Terms of the Stock Purchase generally are not similar to other recent transactions where control of a bank has been acquired by a purchaser. McKenna & Company reviewed one other preferred stock and one debenture offering and 15 all cash bank acquisitions in Texas from February 1992 to the present for banks with total assets under $900,000,000 (the "Peer Group"). The total consideration for such transactions ranged from $590,000 to $58,000,000.

     McKenna & Company calculated, among other variables, multiples of the price per share of the Stock Purchase and the transaction value for each of the comparable Peer Group transactions with respect to each company's respective net income, book value, total assets, return on assets ("ROA"), return on equity ("ROE") and equity to assets ratio. These transaction values were compared with those that would result from the Stock Purchase at $.80 per share, generating an implied price to book value for the Stock Purchase on a per share basis. Such valuation was found on an overall basis to be substantially above the range of the multiples for the Peer Group and therefore beneficial to stockholders of BTX. This analysis produced an implied valuation of the premium to book value per share based generally on the respective ROA, ROE of the Peer Group transactions as follows:

     (A) For the Peer Group, the ROA as compared to the valuation of BTX based on the price to book value of the Stock Purchase was as follows:

                       PEER GROUP BANK                 ROA        PRICE TO BOOK VALUE
            --------------------------------------    -----       -------------------
            High..................................    2.57%               1.60
            Low...................................     .08%                .74
            Mean..................................    1.21%               1.15
            Median................................    1.15%               1.07
            BTX(a)................................     .07%               1.08(a)
            BTX(b)................................     .07%               1.29(b)

     (B) For the Peer Group, the ROE as compared to the valuation of BTX based on the price to book value of the Stock Purchase was as follows:

            High.................................    34.14%               1.60
            Low..................................      .88%                .74
            Mean.................................    13.99%               1.15
            Median...............................    12.89%               1.07
            BTX(a)...............................     1.49%               1.08(a)
            BTX(b)...............................     1.49%               1.29(b)

- - ---------------

(a) Price to book value using $.80 per share based on primary shares outstanding.

(b) Price to book value using $.80 per share based on fully diluted shares.

     The results of these analyses show that for BTX, with earnings of $.01 per share for the year ended December 31, 1993, ROA of .07% and ROE of 1.49%, the price per share of $.80 paid by First Banks for the Stock Purchase is priced at
1.08 times book value per primary share and 1.29 times book value per fully diluted share, which is a significant premium to other comparable transactions in the Peer Group and is beneficial to BTX stockholders.

     Reasonableness of the Price Per Share of the Antidilution Provision. McKenna & Company analyzed the reasonableness of the premium of book value per share available to First Banks in the proposed 7 1/2 year period during which First Banks will have the right to purchase additional stock to maintain 55% ownership of the voting stock of BTX, for consolidation of BTX by First Banks for Federal Reserve Board regulatory accounting purposes. Such additional shares can be purchased at 106.67% of tangible primary book value in years one to five, 113% of tangible primary book value in year six and 120% of tangible primary book value thereafter in connection with future issuances of Regular Common Stock or other voting securities by BTX.

     In its analysis of premiums to book value in future years, McKenna & Company estimated the premium that acquirers have recently paid in Peer Group transactions when correlated against the ROA and ROE of the acquired bank. McKenna & Company then correlated such premiums to book value to the ROA and ROE of BTX pro forma after the effect of enhancements, to the actual ROA and ROE of First Banks and to projected ROA and ROE of the top tier of banks in the Peer Group. The result of this analysis shows that, based on recent Peer Group premiums to book value at various ROA and ROE results, if such premiums are similar in future years, then the premiums proposed in the antidilution provision, when factored with the other terms of the Stock Purchase, are reasonable.

     Relationship of Current Market Value to the Price of the Stock Purchase. McKenna & Company analyzed the $.80 per share price of the Stock Purchase to the current stock price of $1.25 per share on the date that the Stock Purchase was announced. Due to (i) BTX's low level of profitability and the significant premium of the stock price to, among other things, BTX's book value and multiple of its earnings per share, (ii) lack of success in a number of previous potential transactions where potential acquirers of BTX stock concluded that the then current market price of the BTX common stock was substantially higher than the price at which such acquirers were willing to accept BTX stock, (iii) the prevailing market for private equity of smaller publicly traded companies, (iv) the terms of the Class B Stock which among other provisions included no liquidity for five years, limited transferability, reduced dividend privileges, pari passu treatment with the Regular Common Stock in liquidation or sale and the assumption that First Banks would make additional cash investments in BTX to maintain its ability to consolidate its investment for bank regulatory purposes, McKenna & Company concluded that the approximate 38% discount to the market price on the date of announcement of the Stock Purchase was reasonable.

     No Peer Group company or transaction used in the above analysis is wholly comparable to BTX or First Banks, or to the contemplated Stock Purchase. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in operations and financial characteristics of the parties, the Stock Purchase, acquisition comparables and other factors that could affect the public trading and acquisition values of the companies in the Peer Group analysis.

     The summary of McKenna & Company's analyses set forth above is a general description of the material issues addressed in its presentation to the BTX Directors on March 17, April 21 and May 19, 1994 and in additional written material distributed to the Board of Directors with the delivery of its opinion. The summary is not, however, a complete description of the analyses performed or the matters considered by McKenna & Company in rendering its opinion.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. McKenna & Company believes that the analyses must be considered as a whole and that selecting portions of the analyses, without considering all of the analyses, would create an incomplete view of the processes underlying its opinion. In its analyses, McKenna & Company made numerous assumptions with respect to industry and company performance, general business and economic conditions, and other matters, many of which are beyond the control of BTX. The analyses by McKenna & Company are not necessarily indicative of actual values, which may be significantly more or less favorable than those suggested by such analyses. Additionally, analyses relating to the Stock Purchase do not purport to be appraisals nor do they necessarily reflect the prices at which transactions in BTX common stock have taken or will take place. Because such analysis and the corresponding impact on BTX common stock price are inherently subject to uncertainty, none of BTX or McKenna & Company management, the Board of Directors of BTX or Partners of McKenna & Company, or any other person makes any representation or offers any assurance regarding such matters.

OPERATIONS AFTER THE STOCK PURCHASE; POTENTIAL EFFECTS OF THE TRANSACTION

     Immediately following the consummation of the Stock Purchase, it is anticipated that the composition of the BTX Board of Directors will change, as discussed elsewhere in this Proxy Statement, with Messrs. Dierberg, Blake and Turkcan being appointed as directors. It is not anticipated that there will be any significant changes in the management of BTX or BankTEXAS N.A., its subsidiary bank.

     It should be noted that the Stock Purchase will change the nature of BTX's ownership structure from that of a widely-held company with no dominant or even 5% stockholder to one in which First Banks will have the power to exert control. Consideration was given by management and the Board of Directors to whether this change would adversely affect the interests of BTX's stockholders. In particular, the Board recognized that the new structure would impede any potential takeover of BTX by a third party (who would have no ability to acquire control unless First Banks were to voluntarily agree to sell its position).

     However, management and the Board of Directors concluded that, particularly in light of BTX's experiences in seeking to identify potential investors and/or acquisition partners (see the discussion of such efforts in the section above under the heading "Opinion of Financial Advisor"), the Stock Purchase and the potential positive effects thereof on BTX's long-term prospects represent a more favorable step for existing stockholders than other feasible alternatives.

     The following is a brief discussion of the material income tax effects of the Stock Purchase. For federal income tax purposes, BTX currently has approximately $65 million in NOLs which have accumulated in past years and expire between 1994 and 2008 (with approximately $20 million expiring in 1994). To the extent that BTX is able to generate net income that would otherwise be taxable, the NOLs may generally be used to offset such taxable income (subject to certain limitations and exceptions). However, the amount of NOLs that may be used to offset income in any year is substantially restricted to the extent that a corporation such as BTX undergoes an "ownership change" as such term is defined in applicable federal income tax rules.

     The Stock Purchase is likely to result in an ownership change for the purposes of such rules, although the determination of whether or not such a change will occur will depend upon various factors, particularly the market value of the outstanding Regular Common Stock at the time that the Stock Purchase occurs. The Board of Directors considered the possible impact on BTX if an ownership change were deemed to occur as a result of the Stock Purchase and determined that the potential benefits of the transaction outweigh any adverse effects which might accrue if there is an ownership change. BTX's recent earnings have not been sufficient to utilize a meaningful amount of expiring NOLs, and, despite the efforts of management to improve BTX's performance, its current prospects do not suggest that this situation will improve substantially in the foreseeable future. While BTX has investigated various possible transactions which would enable BTX to utilize a greater amount of the NOLs than has occurred in the past, possibly in one or more transactions with outside investors, the rules and limitations applicable to such transactions are extremely complex, and there is considerable doubt that such transactions could be successfully undertaken.

     Furthermore, the Board of Directors considered that, even with an ownership change, the annual limitation on the amount of NOLs that could be used in future years to offset net income (the actual amount of which will not be determinable until after the Stock Purchase has been completed, determined through a calculation based on the deemed fair market value of BTX for this purpose and a benchmark long-term rate for tax-exempt securities) should permit BTX to obtain some ongoing benefit from the NOLs. In that regard, BTX believes that the capital infusion to be realized from the Stock Purchase should have a positive effect on BTX's earnings, for reasons discussed elsewhere in this Proxy Statement, and thereby enhance the long-term prospects of utilizing a meaningful portion of the NOLs.

RECOMMENDATION OF THE BTX BOARD OF DIRECTORS

     Under rules of the New York Stock Exchange, approval of BTX's stockholders is required for any transaction or series of transactions in which 20% or more of the voting stock of BTX is to be issued. The favorable vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, is necessary in order to approve the Stock Purchase.

     Although Proposal No. 1 and Proposal No. 2 are presented as separate proposals, they are closely related. The resolutions to be presented at the Annual Meeting will provide that both proposals must be approved or else neither will go into effect. If Proposal No. 1 is not enacted at the Annual Meeting, then Proposal No. 2 would not be presented for a vote, and no amendments to BTX's Restated Certificate of Incorporation would be enacted.

     The Board of Directors of BTX unanimously recommends that the stockholders vote FOR Proposal No. 1, approval of the Stock Purchase.

PROPOSAL NO. 2: AMENDMENTS TO BTX'S CERTIFICATE OF INCORPORATION

     Proposal No. 2 embodies several amendments to the BTX Restated Certificate of Incorporation (the "Certificate of Incorporation") which are required by the Agreement (collectively, the "Amendments"). Appendix III included with this Proxy Statement sets forth the text of the Proposed Certificate of Incorporation incorporating the proposed amendments. This discussion is qualified in its entirety by the text of the Proposed Certificate of Incorporation, which is incorporated herein by reference.

     Authorization of Class B Stock. Article Fourth of the Proposed Certificate of Incorporation would authorize the issuance of up to 60,000,000 shares of Class B Stock, of which 37,500,000 shares are to be issued to First Banks in the Stock Purchase. The remaining 22,500,000 shares would be available for issuance in any future transaction authorized by the Board of Directors, although it is not presently contemplated that such additional shares would be used except for future issuances of Class B Stock if and when First Banks exercises its rights to purchase additional shares in connection with a future issuance of shares of Regular Common Stock by BTX pursuant to Section 6.02 of the Agreement, as discussed above under "Proposal No. 1 -- Approval of the Stock Purchase -- Terms of the Agreement." Article Fourth also sets forth the powers, rights and preferences of the Class B Stock with regard to voting, dividends, conversion into shares of Regular Common Stock and other related matters, the material terms of which are described elsewhere in this Proxy Statement.

     In addition, Article Seventh of the Proposed Certificate of Incorporation would provide that BTX's Bylaws may not be amended without the approval of First Banks.

     Authorization of Additional Shares of Regular Common Stock. Article Fourth would also be amended to increase from 50,000,000 to 100,000,000 the number of shares of Regular Common Stock which are available for issuance. As of June 30, 1994, 20,047,025 shares of Regular Common Stock were issued and outstanding, and 4,879,070 shares were reserved for issuance upon the exercise of presently outstanding options, warrants and debentures.

     The terms of the Class B Stock will require that BTX immediately reserve for issuance 37,500,000 shares of Regular Common Stock which will become issuable upon conversion of the same number of shares of Class B Stock by First Banks once the Class B Stock becomes convertible, and it is necessary for holders of Regular Common Stock to authorize additional shares of Regular Common Stock in order to do so. In addition, the proposed amendment is intended to establish a substantial number of authorized shares to enable the Board of Directors, without the necessity of seeking further approval by stockholders, to issue additional shares of Regular Common Stock if attractive opportunities to do so arise (such as potential acquisitions of desirable target banks for stock or for a combination of cash and stock).

     Finally, it is appropriate to authorize additional shares of Regular Common Stock to allow for the fact that First Banks may acquire additional shares of Class B Stock in the future, and it will be necessary to have authorized but unissued shares of Regular Common Stock available to be reserved for issuance upon conversion of such Class B Stock.

     There is no specific pending or proposed transaction, except for the Stock Purchase, which is under consideration by BTX which would involve issuance of the additional shares of Regular Common Stock proposed to be authorized.

     Cumulative Voting. Article Fourth (B) 2(b) of the Proposed Certificate of Incorporation provides for cumulative voting by the holders of shares of Regular Common Stock and of Class B Stock. This means that, in any election of directors after the adoption of this amendment, each holder would have the right to cast as many votes as equals the product of the number of directors to be elected times the number of shares held by such stockholder, and to cast all of such votes for one candidate or divide the votes among candidates in any amounts chosen by that stockholder. For example, if in a particular election there were to be six directors elected and a stockholder were to own 100 shares of Regular Common Stock, then he or she could cast a total of 600 votes; all 600 votes could be cast for one nominee, or the 600 votes could be distributed among the nominees for the six seats on the Board in any combination chosen by the stockholder.

     The general effect of the adoption of cumulative voting with respect to a company such as BTX, which after the Stock Purchase will be subject to First Banks' control, is to increase somewhat the possibility that stockholders whose holdings amount to less than a majority of the outstanding voting stock may elect one or more (but less than a majority) of the directors.

     In the absence of cumulative voting, First Banks, as owner of a majority of all outstanding voting shares of BTX (i.e., Regular Common Stock plus Class B Stock) would have the power to elect all of the members of the Board of Directors (irrespective of the number of directors to be elected at any given meeting). However, in a contested election in which cumulative voting were permitted and a sufficient number of minority stockholders chose to allocate their votes in a coordinated manner, such minority stockholders could elect one or more directors even if such election were opposed by First Banks.

     The actual results in any election contest would depend upon several factors, including the number of stockholders who would choose to take advantage of cumulative voting and the number of directors to be elected (in an election governed by cumulative voting, the relative number of votes needed to elect at least one director declines as the total number of directors to be elected increases). It should also be noted that cumulative voting would never affect the outcome of an election unless there were more nominees for the position of director than the number of positions to be filled.

     The favorable vote of the holders of a majority of the outstanding stock entitled to vote is necessary in order to approve the Amendments.

     The Board of Directors of BTX unanimously recommends that the stockholders vote FOR Proposal No. 2, the adoption of the Amendments.

PROPOSAL NO. 3: ELECTION OF DIRECTORS

     The Board of Directors recommends that the stockholders vote to re-elect Messrs. Brown, Collins, Crocco, Leszczynski, Stanzel and Story as directors for a one year term. If Proposals No. 1 and 2 are approved by BTX's stockholders, simultaneously with the consummation of the Stock Purchase authorized by Proposal No. 1, Messrs. Brown, Leszczynski and Stanzel have indicated that they intend to resign as directors, and the remaining directors have indicated that they will elect James F. Dierberg, Allen H. Blake and Mark T. Turkcan to fill the vacancies caused by such resignations. It is anticipated that Messrs. Dierberg, Blake and Turkcan will then serve as directors of BTX until the 1995 Annual Meeting of Stockholders.

NOMINEES

     The Board of Directors currently consists of six members. Six directors are to be elected at the Annual Meeting. Each of the nominees is presently a director of BTX.

                                                             PRINCIPAL OCCUPATION DURING LAST
                                        DIRECTOR OF            FIVE YEARS AND DIRECTORSHIPS
             NAME               AGE      BTX SINCE                  OF PUBLIC COMPANIES
- - ------------------------------  ---     -----------     -------------------------------------------
Richard L. Brown(1)(2)(3)       55          1987        President and Chief Executive Officer of
                                                        Houston General Insurance Group Inc.,
                                                        Fort Worth, Texas since 1986.
Nathan C. Collins(1)(4)         59          1987        Chairman of the Board, President and Chief
                                                        Executive Officer of BTX since November 1,
                                                        1987; prior thereto, Mr. Collins served as
                                                        an executive officer of Valley National
                                                        Bank of Arizona for more than ten years.
Charles A. Crocco, Jr.          55          1988        Partner in the law firm of Lunney, Crocco,
                                                        De Maio & Camardella, P.C., New York City
                                                        since 1968; director of The Hallwood Group
                                                        Incorporated (merchant banking) since
                                                        January 1981; director of Showbiz Pizza
                                                        Time, Inc. since January 1988.
Joseph J. Leszczynski(1)(2)     62          1987        Chairman of the Board of T.E.L. Associates,
                                                        Inc., a management consulting firm; from
                                                        April 1986 until December 1990 Chairman of
                                                        the Board and Chief Executive Officer of
                                                        Optic-Electronics Corporation (night vision
                                                        devices).

                                                             PRINCIPAL OCCUPATION DURING LAST
                                        DIRECTOR OF            FIVE YEARS AND DIRECTORSHIPS
             NAME               AGE      BTX SINCE                  OF PUBLIC COMPANIES
- - ------------------------------  ---     -----------     -------------------------------------------
Thomas A. Stanzel(3)            64          1987        Private investor, Dallas, Texas since 1982.
Edward T. Story, Jr.(2)(4)      50          1987        President and Chief Executive Officer of
                                                        SOCO International, Inc., a majority-owned
                                                        subsidiary of Snyder Oil Corporation,
                                                        engaged in international oil and gas
                                                        operations, since August 1991; from August
                                                        1990 until August 1991, Chairman of Thaitex
                                                        Petroleum Company (oil and gas exploration
                                                        and production); from August 1981 to August
                                                        1990 Vice Chairman and Chief Financial
                                                        Officer of Conquest Exploration Company
                                                        (oil and gas exploration and production);
                                                        director of Hi-Lo Automotive, Inc., an auto
                                                        parts company, since 1987.

- - ---------------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Personnel Committee.

(4) Member of the Nominating Committee.

     Although BTX does not anticipate that any of the above-named nominees will refuse or be unable to accept or serve as a director of BTX, the persons named in the enclosed form of proxy intend, if any nominee becomes unavailable, to vote the shares represented by the proxy for the election of such other person or persons as may be nominated or designated by management, unless they are directed by proxy to do otherwise.

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting is required for the election of directors.

     Although Messrs. Dierberg, Blake and Turkcan are not nominees for director, certain biographical information regarding each of them is presented in the table below in light of the fact that, if Proposals No. 1 and 2 are approved, they will be appointed to the Board of Directors of BTX shortly after the Annual Meeting. None of such persons is a director of any publicly-held company other than First Banks.

                                             PRINCIPAL OCCUPATION DURING LAST FIVE YEARS
             NAME               AGE           AND POSITIONS HELD WITH FIRST BANKS, INC.
- - ------------------------------  ---     ------------------------------------------------------
James F. Dierberg               56      Chairman of the Board and Chief Executive Officer of
                                        First Banks since 1988; director of First Banks since
                                        1979; President of First Banks, 1979-1992 and May
                                        1994-present. Various positions as officer and/or
                                        director of corporations owned by Mr. Dierberg and/or
                                        family members since 1957.
Allen H. Blake                  51      Senior Vice President of First Banks since 1992;
                                        Secretary and Director of First Banks since 1988;
                                        joined First Banks as Vice President and Chief
                                        Financial Officer in 1984.
Mark T. Turkcan                 38      Senior Vice President, Retail Banking of First Banks,
                                        1994; Vice President, Mortgage Banking of First Banks
                                        since 1990; joined First Banks when Clayton Savings
                                        and Loan Association, St. Louis, Missouri (now First
                                        Bank A Savings Bank) for whom Mr. Turkcan was employed
                                        in various capacities since 1985, was acquired by
                                        First Banks in 1990.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, an Audit Committee, a Personnel Committee and a Nominating Committee, the members of which are listed above under "Election of Directors -- Nominees." Set forth below is a description of the functions of those committees.

     Executive Committee. The Executive Committee exercises all the power and authority of the Board of Directors in the management of the business and affairs of BTX in the interim between meetings of the Board of Directors.

     Audit Committee. The duties of the Audit Committee include the making of recommendations to the Board of Directors for engaging and discharging BTX's independent auditors; reviewing and approving the engagement of the independent auditors for audit and nonaudit services and considering the independence of the auditors prior to engaging them; reviewing with the independent auditors the fee, scope and timing of the audit and nonaudit services; reviewing the completed audit with the independent auditors regarding the conduct of the audit, accounting adjustments, recommendations for improving internal controls and any other significant findings during the audit; meeting periodically with management and BTX's internal auditor to discuss internal auditing, accounting and financial controls; reviewing internal accounting and auditing procedures with BTX's financial staff; and initiating and supervising any special investigations it deems necessary.

     Personnel Committee. The Personnel Committee reviews the compensation of the executive officers, administers the severance plans, administers and interprets the BancTEXAS Group Inc. 1990 Stock Option Plan and is authorized to grant stock options and to take other actions under such plans.

     This committee also reviews the compensation and benefits for the senior managers of BTX on an individual basis and reviews and sets guidelines for salary administration and various benefit programs for all employees. It also advises and assists management in formulating and implementing policies designed to assure the selection, development and retention of key personnel. On behalf of the Board of Directors of BTX, this committee reviews the performance and administration of the Pension Plan and the adequacy of its funding and the performance and administration of the 401-K Plan.

     Nominating Committee. The Nominating Committee periodically reviews the size and composition of the Board of Directors and is responsible for recommending nominees to serve on the Board of Directors. Nominees will be selected on the basis of recognized achievements and their ability to bring various skills and experience to the deliberations of the Board. In carrying out its responsibilities, it is expected that the Nominating Committee will consider candidates recommended by other directors, officers and stockholders. Written suggestions for candidates, accompanied by a written consent of the proposed candidate to serve as a director if nominated and elected, a description of his or her qualifications and other relevant biographical information must be sent to the Secretary of BTX at its principal executive offices and received by BTX on or before December 31, 1994, to be considered for next year's Annual Meeting of Stockholders.

     Board and Committee Meetings. The Board of Directors held 12 meetings in 1993, including regular and special meetings. During 1993, there were four meetings of the Audit Committee, no meetings of the Executive Committee, two meetings of the Personnel Committee and one meeting of the Nominating Committee. During 1993, all directors of the Company attended more than 90% of the aggregate of the number of meetings of the Board of Directors and the meetings held by all committees of the Board of Directors on which they served.

DIRECTOR COMPENSATION

     During 1993, each director of BTX (excluding Mr. Collins who was not paid for his services as a director) was paid $5,000 as an annual retainer and was paid $750 for each meeting of the Board of Directors attended. In addition, the chairman of each committee was paid an annual retainer of $2,000 and each member of a committee was paid $500 for each committee meeting attended. Also, directors traveling more than 75 miles to attend a meeting were reimbursed for their actual travel expenses. On September 5, 1990 the Company entered into a consulting agreement with Edward T. Story, Jr., whereby he is, when requested by the Chairman of the Board, obligated to assist with certain capital formation projects. Pursuant to this agreement Mr. Story was paid $1,000 in 1992 and zero in 1993.

     During 1993 each director of BTX also served as director of BANKTEXAS N.A., the company's wholly-owned banking subsidiary (the "Bank"). With the exception of Mr. Collins, who was not paid for his services as a director, each director received an annual retainer of $2,500 from the Bank and was paid $250 for each Board meeting attended. Since all of the meetings of the Bank's Board were held on the same day as those for the BTX Board none of the directors was reimbursed any additional sums for travel.

EXECUTIVE MANAGEMENT

     The executive management of BTX as of June 30, 1994 was as follows:

     NATHAN C. COLLINS, 59, was elected Chairman of the Board, President and Chief Executive Officer of the BTX effective November 1, 1987. Since November 1987, Mr. Collins has served as Chairman of the Board of BankTEXAS N.A. and its predecessors. In April 1992 he was elected President and Chief Executive Officer of the Bank. From 1986 to October 1987, Mr. Collins was Executive Vice President, Manager of the Asset/Liability Management Group and Senior Credit Officer of Valley National Bank of Arizona. Prior to that time, he served for more than ten years in various positions as an executive officer of Valley National Bank of Arizona.

     RICHARD H. BRAUCHER, 58, was elected Senior Vice President of BTX in July 1981. Prior to that time, Mr. Braucher served as a Vice President of BTX in addition to his present role as both General Counsel to and Secretary of BTX and the Bank. Mr. Braucher has been with BTX since 1979.

     D. KERT MOORE, 46, joined BTX in January 1983. Mr. Moore served as Senior Vice President, Controller and Cashier of BancTEXAS Dallas from October 1985 until January 1990. Mr. Moore was elected Controller, Treasurer and Chief Accounting Officer of BTX in February 1990. He was elected Chief Financial Officer of BTX in April 1992. He has also served as Senior Vice President and Controller of the Bank since 1990 and was elected Chief Financial Officer and Cashier of the Bank in April 1992.

FAMILY RELATIONSHIPS

     There is no family relationship between any of the nominees, directors and any executive officer of BTX or its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     BankTEXAS N.A. has had since January 1, 1993, and it expects to have in the future, loan transactions in the ordinary course of business with directors of BTX and their respective affiliates. These loan transactions have been and will be on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1993, such loans totalled $46,000 and represented 0.31% of stockholders' equity. None of the indebtedness has been classified in any manner by regulatory authorities or charged-off by the Bank. The Bank does not extend credit to officers of BTX or of the Banking Subsidiary except extensions of credit secured by mortgages on personal residences, loans to purchase automobiles and personal credit card accounts.

     Certain of the directors and officers of BTX and their respective affiliates have deposit accounts with the Bank. It is the policy of BankTEXAS N.A. not to permit any officers or directors of BTX or their affiliates to overdraw their respective deposit accounts unless that person has been previously approved for overdraft protection under a plan whereby a credit limit has been established in accordance with the Bank's standard credit criteria.

     During 1993 the Bank engaged in a series of repurchase transactions with Edward T. Story, Jr., a director of BTX and of the Bank. These transactions are short-term in nature and involve the deposit with the Bank of U.S. government securities, subject to agreements to repurchase. The principal amounts of the repurchase transactions have varied and the largest principal amount of any transaction in 1993 was $262,100. All of the transactions with Mr. Story have been at market interest rates and, in the opinion of management, have been on terms as favorable to the Bank as are available in transactions with unaffiliated persons.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation earned during the year ended December 31, 1993, and specified information with respect to the two preceding years, by the chief executive officer and each of the four other most highly compensated executive officers of BTX, as determined based upon salary and bonus earned during 1993.

          SUMMARY COMPENSATION TABLE FOR YEAR ENDED DECEMBER 31, 1993


                                                                                LONG-TERM COMPENSATION
                                                                          -----------------------------------
                                          ANNUAL COMPENSATION                       AWARD             PAYOUTS
                                 --------------------------------------   -------------------------   -------
              (A)                (B)      (C)      (D)         (E)           (F)           (G)          (H)         (I)
                                                              OTHER       RESTRICTED    SECURITIES
                                                              ANNUAL        STOCK       UNDERLYING               ALL OTHER
           NAME AND                     SALARY    BONUS    COMPENSATION    AWARD(S)    OPTIONS/SARS    LTIP     COMPENSATION
      PRINCIPAL POSITION         YEAR     ($)      ($)        ($)(1)         ($)           (#)        PAYOUTS      ($)(2)
- - -------------------------------  ----   -------   ------   ------------   ----------   ------------   -------   ------------
Nathan C. Collins, Chairman of   1993   250,000      -0-        N/A          none           none        none          899
  the Board, President & Chief   1992   250,000   23,200        N/A          none           none        none        1,000
  Executive Officer of BTX       1991   250,000   25,000        N/A          none           none        none          N/A
David F. Weaver, Regional        1993   107,500      -0-        N/A          none           none        none          840
  President -- South of          1992   107,500   10,750        N/A          none           none        none        2,942
  BankTEXAS N.A.                 1991   107,500   10,750        N/A          none           none        none          N/A
Richard H. Braucher, Senior      1993    91,800      -0-        N/A          none           none        none          459
  Vice President, Secretary &    1992    91,800    9,180        N/A          none           none        none          -0-
  General Counsel of BTX         1991    91,800    9,180        N/A          none           none        none          N/A
Jerry V. Garrett, Senior Vice    1993    90,000      -0-        N/A          none           none        none          473
  President -- Consumer Lending  1992    90,000    5,000        N/A          none           none        none          900
  of BankTEXAS N.A.              1991    90,000    5,000        N/A          none           none        none          N/A
John G. Sprengle, Senior Vice    1993    84,500      -0-        N/A          none           none        none          899
  President & Chief Credit       1992    84,500    8,450        N/A          none           none        none        1,743
  Officer of BankTEXAS N.A.      1991    84,500    8,450        N/A          none           none        none          N/A

- - ---------------

(1) No response is required for years prior to 1992. For 1993 the total of all other annual compensation for each of the named officers is less than the amount required to be reported, which is the lesser of (a) $50,000 or (b) ten percent (10%) of the total of the annual salary and bonus paid to that person in 1993.

(2) No response is required for years prior to 1992. All items reported are BTX's matching contributions to the 401(k) Plan for the year indicated except that in 1992, the total for Mr. Weaver is comprised of $1,592 as relocation assistance to cover mortgage rate differential and $1,350 as BTX's contribution to the 401(k) Plan.

OPTION EXERCISES DURING 1993 AND YEAR-END OPTION VALUES

     The following table indicates the number of options, if any, exercised by the named executive officers during the year ended December 31, 1993 and the number and value of options held as of December 31, 1993. BTX does not have any outstanding stock appreciation rights.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

             AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED 12-31-93, AND FY-END OPTION VALUE
- - -------------------------------------------------------------------------------------------------------------
            (A)                      (B)              (C)                  (D)                   (E)
                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING        VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS        IN-THE-MONEY
                                                                     AT FY-END (#)        OPTIONS AT FY-END
                                                                  --------------------   --------------------
                               SHARES ACQUIRED   VALUE REALIZED       EXERCISABLE/           EXERCISABLE/
 NAME AND PRINCIPAL POSITION   ON EXERCISE (#)       ($)(1)          UNEXERCISABLE          UNEXERCISABLE
- - -----------------------------  ---------------   --------------   --------------------   --------------------
Nathan C. Collins,                 100,000          $125,000      900,000 shares              $1,237,500
  Chairman of the Board,                                          exercisable
  President & Chief                                               none -- unexercisable
  Executive Officer of BTX
David F. Weaver,                      none              none      75,000 shares               $  103,125
  Regional President                                              -- exercisable
  South of BankTEXAS N.A.                                         none -- unexercisable
Richard H. Braucher,                25,000          $ 50,000      50,000 shares               $   68,750
  Senior Vice President,                                          exercisable
  Secretary & General                                             none -- unexercisable
  Counsel of BTX
Jerry V. Garrett,                   30,000          $ 33,750      45,000 shares               $   61,875
  Senior Vice President                                           -- exercisable
  Consumer Lending of                                             none -- unexercisable
  BankTEXAS N.A.
John G. Sprengle,                   14,000          $ 35,000      61,000 shares               $   83,875
  Senior Vice President &                                         exercisable
  Chief Credit Officer of                                         none -- unexercisable
  BankTEXAS N.A.

- - ---------------

(1) Value realized is before applicable taxes, based on the difference between exercise prices and closing prices on the dates of exercise.

     BTX has omitted from this Proxy Statement the tables intended to disclose information regarding options granted during 1993 and Long Term Incentive Plan awards. No options were granted in 1993 and BTX does not currently have any Long Term Incentive Plan.

STOCK PERFORMANCE GRAPH

     The following graph sets forth a comparison of the cumulative total shareholder returns of BTX Regular Common Stock, the New York Stock Exchange Market Value Index and the Media General Index of Banks located in the West South Central Region, for the five year period from December 31, 1988 through December 31, 1993. The Company's common stock and the securities of 27 other banks primarily located in Texas, Louisiana, Oklahoma and Arkansas are included in the Media General West South Central Banks index. The graph and the table which follows are based on the assumption that the value of the investment in BTX common stock and in each index was $100 at December 31, 1988 and that all dividends were reinvested (BTX did not pay any dividends during such period).

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURNS


                                                                        MEDIA GEN-
      MEASUREMENT PERIOD         BANCTEXAS       NYSE MARKET            ERAL WEST
    (FISCAL YEAR COVERED)        GROUP INC.      VALUE INDEX        SOUTH CENTRAL BANKS
12/31/88                           100.00          100.00               100.00
12/31/89                            41.67          127.57               123.53
12/31/90                            31.25          122.36                74.09
12/31/91                            54.17          158.35               124.91
12/31/92                           233.33          165.80               213.56
12/31/93                           183.33          188.25               250.52

BTX EMPLOYEE BENEFIT PLANS

     BTX maintains various employee benefit plans. Directors are not eligible to participate in such plans (except the 1990 Stock Option Plan) unless they are also employees of BTX or one of its subsidiaries.

     Pension Plan. The BancTEXAS Group Inc. and Subsidiaries' Employees Retirement Plan (the "Pension Plan") is a noncontributory, defined benefit plan for all eligible officers and employees of BTX and its subsidiaries. Benefits under the Pension Plan are based upon annual base salaries and years of service and are payable only upon retirement or disability and, in some instances, at death. An employee is eligible to participate in the Pension Plan after completing one year of employment if he or she was hired before attaining age 60, is at least 21 years of age and worked 1,000 hours or more in the first year of employment. A participant who has fulfilled the eligibility and tenure requirements will receive, upon reaching the normal retirement age of 65, monthly benefits based upon average monthly compensation during the five consecutive calendar years out of his or her last ten calendar years that provided the highest average compensation.

     BTX utilizes the unit-credit cost method to compute its annual contribution requirements under the Pension Plan. Under this method, past-service costs are aggregated to determine the total past-service cost of the Pension Plan. The excess of the total past-service cost over the assets of the Pension Plan equals BTX's unfunded past-service cost, which is funded over a period of years in accordance with regulations of the Internal Revenue Service. Because this method determines Pension Plan costs in the aggregate, costs have not been allocated to the individuals in the Summary Compensation Table.

     Effective December 1, 1986, the Board of Directors of BTX amended the Pension Plan to provide: (1) that all persons in the Pension Plan would be vested with the number of service years actually credited by December 31, 1986, regardless of the number of years they had participated in the plan; and (2) that all persons qualifying to participate in the Pension Plan after December 1, 1986, would become 100% vested after five years of service.

     The following table sets forth, based upon certain assumptions, the approximate annual benefits payable under the Pension Plan at normal retirement age to persons retiring with the indicated average base salaries and years of credited service:

                                                    YEARS OF CREDITED SERVICE(2)
                    ----------------------------------------------------------------------------------------
REMUNERATION(1)          10              15               20            25             30            35
- - ---------------     -----------     -----------      -----------    -----------    -----------   -----------
   $ 100,000        $    14,700     $    22,050      $    29,400    (same as amounts payable
     150,000             22,200          33,300           44,400    after 20 years; no additional
     200,000             29,700          44,550           59,400    credit may be earned)
     235,840(3)          35,076          52,614           70,152

- - ---------------

(1) Compensation covered by the Pension Plan is equal to the salary shown in the Summary Compensation Table for each of the executive officers shown, except that Mr. Collins' compensation covered by the Pension Plan is limited to $235,840 (see footnote (3)).

(2) Benefits shown are computed based on straight life annuities with a 10-year guarantee and are not subject to deduction for social security, but are subject to withholding for federal income tax purposes.

(3) Maximum annual retirement income of $115,641 is permitted under the Internal Revenue Code, as amended; the maximum compensation allowed for retirement benefit computations is $235,840.

     The amounts of current annual covered compensation and the credited years of service under the Pension Plan at December 31, 1993, for each of the executive officers of BTX named in the Summary Compensation Table are as follows:

                                                      CURRENT ANNUAL
                                                       COMPENSATION         CREDITED YEARS
                                                      COVERED BY THE         OF SERVICE AT
                     NAME OF INDIVIDUAL                PENSION PLAN        DECEMBER 31, 1993
        --------------------------------------------  --------------       -----------------
        Nathan C. Collins...........................     $235,840                   6
        David F. Weaver.............................      107,500                   6
        John G. Sprengle............................       84,500                   6
        Richard H. Braucher.........................       91,800                  15
        Jerry V. Garrett............................       90,000                   6

EMPLOYMENT AGREEMENT

     In 1987 Mr. Collins entered into an employment agreement with BTX to serve as the Chairman of the Board, President and Chief Executive Officer of BTX for the period from November 1, 1987 to January 2,

1991. For services rendered under the agreement, Collins received an annual salary of $250,000, a bonus of $100,000 for 1988 payable on January 2, 1989, use of an automobile, and reimbursement of reasonable business expenses. He also participated in all benefits provided generally to employees of BTX.

     As additional compensation, in 1987 BTX granted to Collins 109,500 shares of Common Stock as a stock grant and options to purchase 109,500 shares of Common Stock. These options were canceled in 1990. The agreement also provides that BTX will indemnify and advance expenses to Collins to the maximum extent permitted by applicable law with respect to any legal proceedings arising from his employment, provided his conduct meets specified standards. Prior to the expiration of its stated term, the agreement will terminate upon death or disability and may be terminated by Collins, by BTX with or without cause or upon request by any regulatory authority with specified severance arrangements.

     In 1990 the Board of Directors of BTX entered into a restatement and extension of the 1987 employment agreement with Collins. Under this contract, Collins' employment was extended through January 2, 1993, at an annual salary of $250,000. As additional compensation, Collins was granted options to purchase 1,000,000 shares of Common Stock at an exercise price of 25 cents per share, the fair market value at the date of grant.

     In May of 1991 the Board of Directors, in order to insure that BTX would continue to have Mr. Collins' service and leadership for several reasons, including the need to complete the Company's financial turnaround and to facilitate its search for additional capital, amended his employment agreement to provide that the term shall be automatically extended each month so that at all times the remaining term is 24 months. The contract was also amended to provide that Collins will be paid a bonus for any year in which the Company has positive operating earnings or meets other predetermined objectives established by the Board of Directors. Usually the bonus will be equal to 5% of the Company's net operating earnings as determined by the Board but other factors may be used in making the final determination. Nevertheless, under no circumstances can the bonus in any one year exceed $100,000. Pursuant to this contract, Collins was paid a bonus of $25,000 in 1992 with respect to BTX's 1991 results and $23,200 in 1993 with respect to BTX's 1992 results. He was paid zero in 1994 with respect to BTX's 1993 results.

     The Board of Directors also established a depository agreement with an independent trust company whereby BTX deposited approximately $150,000 of U.S. Government securities with that trust company to insure that BTX will honor its obligation to pay severance to Mr. Collins in the event that BTX were to terminate his contract prematurely.

     In the event of a "change of control" of BTX, Mr. Collins would be entitled to receive a termination benefit of $500,000 if he is terminated or if his position is materially diminished or reduced during the term of the contract. A "change of control" is defined as either the acquisition of 25% or more of the outstanding voting securities of BTX pursuant to any transaction or combination of transactions by any person or group within the meaning of the Securities Exchange Act of 1934, or the change within any one-year period in a majority of the members of the Board of Directors. If Proposal No. 1 is approved by the stockholders a "change of control" will occur. BTX has no reason to believe that First Banks has any intention to terminate Mr. Collins or diminish or reduce his position and, in fact, the owner of First Banks has indicated that he intends to retain Mr. Collins in his present position for at least two years. Nevertheless, if the Board of Directors of BTX were to terminate Mr. Collins without cause during the term of his employment contract, he would be entitled to receive a severance payment of $500,000.

                         COMPENSATION COMMITTEE REPORT

INTRODUCTION

     The Board of Directors' Personnel Committee serves as BTX's Compensation Committee (the "Committee"). The Committee has among its duties the responsibility for establishing and reviewing the compensation and benefits of the senior managers of BTX and its subsidiaries, including the compensation of the Chairman and the other executive officers. The Committee actively advises and assists management in formulating and in implementing policies designed to assure the selection, development and retention of key personnel.

     Under the guidance of the Committee, BTX's compensation policies have been cast within the larger framework of managing the company toward overall enhanced profitability and increased stockholder value. Accordingly, two principles at the core of BTX's compensation policy for senior managers are (i) aligning the financial interests of the senior managers with those of the BTX's stockholders and (ii) rewarding the senior managers for corporate and personal performance. These principles are reflected in the structure of BTX's compensation program for senior managers which consists of three basic components: base salary, cash bonus, and awards under the 1990 Stock Option Plan (the "Option Plan"). In creating this structure, the Committee has consciously placed an increasing emphasis on the "at risk" elements of compensation for senior managers. As a result, base salaries for the Chairman and most of the other senior managers have been frozen at 1987 levels. Cash bonuses and awards under the Option Plan are variable and tied to corporate and individual performance in a manner that is believed by the Committee to encourage managers to continually focus on increasing the profitability of BTX and, thereby, enhancing long-term stockholder value.

BASE SALARY

     Due to BTX's lack of profitability, the base salary for the Chairman (Nathan C. Collins) and most of the other senior managers has not been increased since they were hired as part of the team assembled between 1987 and 1989 (after the restructuring of BTX in 1987) and which was geared toward returning BTX to profitable operations, while increasing capital and providing quality service to customers and enhancing the value of the stockholders' investment. On an extremely selective basis, the salaries for a few senior managers have been increased modestly due to changes in the nature and extent of their responsibilities, although there were no such increases in 1993. Annually the Chairman and the Committee review each manager's performance against various pre-established objectives and the Committee makes a similar assessment of the Chairman's performance (see the separate discussion on the Chairman's Compensation). Salary levels are not directly related to BTX's profitability performance. The pre-established objectives for the executive officers of BTX vary widely, one from the other, and usually are different for each officer each year. The objectives are used to measure the performance of each individual but have no relationship to the salary paid to that individual. There have been no increases in any of the salaries of the five highest paid executives of BTX since 1988.

CASH BONUSES

     Near the end of each year the Board of Directors formulates a bonus program for the senior managers for the following fiscal year which is tied to specific corporate performance objectives for that fiscal year. To enhance the "team approach" these objectives have been concentrated on profitable operations for BTX and its financial turnaround rather than specific objectives for each manager. For the 1993 fiscal year the target was a specific dollar amount of profit for BTX. Since that objective was not met, no cash bonuses were paid with respect to BTX's financial results for 1993. One senior officer was awarded a $5,000 cash bonus as a result of the Committee's assessment of his individual performance and his extraordinary contribution to BTX's earnings. For a discussion of the cash bonus for the Chairman, see "The Chairman's Compensation" below.

     In the last year for which bonuses were paid (1992), the Board of Directors had established a goal of total profits of at least $1 million. Since that goal was met, the Board authorized payment of a cash bonus equal to ten percent of the base salary to each of the nine senior managers who report directly to the Chief Executive Officer. Mr. Collins, pursuant to his employment contract, was paid a cash bonus of $23,200, equal to 5% of only BTX's net operating earnings (which is determined based on net income, excluding the effects of adjustments not arising from banking operations). The profitability goal for 1993 was not met and no cash bonuses were paid to the nine senior managers, except that the Board approved a $5,000 bonus to Mr. Garrett in recognition of his extraordinary performance during the year in managing the Bank's consumer lending division and consummating sales of pools of loans to unrelated parties. The calculation regarding Mr. Collins' bonus for 1993, which was waived, is discussed below under the heading "The Chairman's Compensation for 1993."

     In December of each year, after the Board has reviewed and evaluated the proposed budget for the next fiscal year, the Board establishes the level of profitability above which cash bonuses can be earned by the senior managers if BTX, in fact, achieves that profit goal in that following fiscal year. Although the procedure has differed from year to year, in December of 1993 the Board established three tiers within the 1994 bonus program. If BTX's net profit level for 1994 exceeds 50 basis points on average total assets, a bonus equal to 5% of base salary may be awarded; if the net profit level achieved exceeds 75 basis points, a bonus equal to 10% of base salary may be awarded; and if the net profit level achieved exceeds 100 basis points, a bonus equal to 20% of base salary may be awarded. In all cases, no bonuses are paid until the Board reviews and evaluates the Company's actual results for the year in question and decides to award bonuses.

OPTION PLAN AWARDS

     In 1990 the Board of Directors formulated the 1990 Stock Option Plan in order to establish a long-term incentive component of total compensation for the senior managers. This was designed to align the financial interest of these managers and BTX's stockholders more closely and to enable the Chairman to retain the team of managers which he had carefully selected in order to facilitate the company's turnaround, growth and return to profitability. While no grants have been made since 1991, the Committee will periodically review the desirability of making additional grants as circumstances may warrant.

THE CHAIRMAN'S COMPENSATION

     The FDIC's recapitalization of BancTEXAS Group Inc. in 1987 mandated the recruitment of a new Chief Executive Officer. The Board of Directors engaged both outside bank consultants and an executive recruiting firm to assist them in establishing hiring criteria and recommending compensation guidelines. The Board found difficulty in recruiting candidates for this position who could meet the high standards set by the Board and in clearing potential candidates with the various banking regulators. BTX was experiencing operational difficulties and the senior staff had been significantly eroded because of concerns as to the viability of BTX. The Board decided that its candidate would need broad banking experiences including credit administration, branch banking, marketing, bank operations, asset and liability management, as well as overall management and leadership skills. It was recognized that, despite the large capital infusion in 1987, BTX was still a high-risk company and that in order to secure a qualified Chairman a creative compensation package including a significant salary and an employment contract along with standard benefits and some performance incentives would have to be offered. The ultimate compensation package for the Chairman (which was designed in consultation with both the banking consultants and the search firm) was reviewed by the federal bank regulatory agencies and was then adopted by the Board.

     In January 1990 the company's flagship bank at that time (BancTEXAS Dallas) was declared insolvent and placed in FDIC receivership. Because of this, there arose serious questions about BTX's ability to continue to fund the Chairman's contract. The Board determined that it was imperative to retain the Chairman due to the extremely fragile nature of BTX's financial position in 1990 and in hopes of saving the remainder of the company's value. The Directors elected to extend the employment contract for two years and provide some assurances that cash would be available to meet that obligation by funding the contract in a specialized trust account managed by an outside third party. Despite the failure of the Dallas bank, the directors could see that solid progress was underway, but that it was critical to maintain the current leadership of the company if a complete turnaround were ever to be achieved.

     In May 1991 the Board of Directors, in order to insure that BTX would continue to have Mr. Collins' service and leadership for several reasons, including the need to complete the Company's financial turnaround and to facilitate its search for additional capital, amended his employment agreement to provide that the term shall be automatically extended each month so that at all times the remaining term is 24 months. A specific bonus plan was also incorporated in Mr. Collins' revised employment contract. This bonus is payable based on BTX's profits and the achievement of other specific goals for Mr. Collins, set annually by the Board, as yet another incentive to keep his management skills and leadership in place.

THE CHAIRMAN'S COMPENSATION FOR 1993

     For 1993, Mr. Collins was paid his contractual salary of $250,000. The cash bonus for the Chairman is to be determined separately pursuant to the terms of his employment contract. Under that contract, he is entitled to receive a cash bonus equal to five percent (5%) of the company's operating income. In 1993 BTX's operating income (excluding the $592,000 special charge resulting from the settlement of a lawsuit) was $811,000; accordingly, Mr. Collins was contractually entitled to receive $40,500. Mr. Collins waived his right to receive this cash bonus because of the company's overall financial results for 1993.

     In recognition of BTX's disappointing financial results for 1993 and the continuing squeeze on the interest rate margin being suffered by the company and its bank, Mr. Collins proposed that for 1994 his salary be reduced to $200,000 without otherwise waiving any contractual rights which he has. Accordingly, Mr. Collins is currently being paid at that reduced rate.

     THE FOREGOING REPORT HAS BEEN PRESENTED BY THE PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS CONSISTING OF MESSRS. RICHARD L. BROWN AND THOMAS A. STANZEL.

                              INDEPENDENT AUDITORS

     Representatives of Deloitte & Touche, the independent public accountants of BTX for the 1991, 1992 and 1993 fiscal years, are expected to be present at the Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     Management knows of no other business to be presented at the Annual Meeting. If, however, other matters should properly be presented at the Annual Meeting or any adjournment(s) thereof, the person or person voting such proxy will vote the proxy as in their discretion they may deem appropriate.

                             STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in BTX's proxy statement for consideration at its Annual Meeting of Stockholders by submitting proposals to BTX in a timely manner. In order to be so included for the 1994 Annual Meeting of Stockholders, stockholder proposals must be received by BTX by December 31, 1994 and must otherwise comply with the requirements of Rule 14a-8.

     The Bylaws of BTX provide that stockholders may only present proposals for consideration at an Annual Meeting if the proposal is a proper subject for action by stockholders and if they present such proposals to the Company's Secretary during a prescribed time period in advance of such Annual Meeting. In order to have proper proposals considered at the 1994 Annual Meeting, such proposals must be received by the Secretary of BTX by December 31, 1994.

                                          By Order of the Board of Directors,

                                          RICHARD H. BRAUCHER
                                          Secretary

Dallas, Texas
July 15, 1994

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                                                                      APPENDIX I

                     STOCK PURCHASE AND OPERATING AGREEMENT

                                 BY AND BETWEEN

                              BANCTEXAS GROUP INC.
                            A DELAWARE CORPORATION,

                                      AND

                               FIRST BANKS, INC.,
                            A MISSOURI CORPORATION,

                               DATED MAY 19, 1994

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
ARTICLE ONE     TERMS OF STOCK PURCHASE AND CLOSING
 Section  1.01  Purchase and Sale of Class B Common Stock..........................    1
 Section  1.02  Closing............................................................    1
 Section  1.03  Closing Date.......................................................    1
 Section  1.04  Actions At Closing.................................................    1
ARTICLE TWO     REPRESENTATIONS OF BTX
 Section  2.01  Organization and Capital Stock.....................................    2
 Section  2.02  Authorization; No Defaults.........................................    3
 Section  2.03  Subsidiaries.......................................................    3
 Section  2.04  Financial Information..............................................    4
 Section  2.05  Absence of Changes.................................................    4
 Section  2.06  Regulatory Enforcement Matters.....................................    4
 Section  2.07  Tax Matters........................................................    4
 Section  2.08  Litigation.........................................................    4
 Section  2.09  Employment Agreements..............................................    4
 Section  2.10  Reports............................................................    5
 Section  2.11  Investment Portfolio...............................................    5
 Section  2.12  Loan Portfolio.....................................................    5
 Section  2.13  Employee Matters and ERISA.........................................    5
 Section  2.14  Title to Properties; Insurance.....................................    6
 Section  2.15  Environmental Matters..............................................    7
 Section  2.16  Compliance with Law................................................    7
 Section  2.17  Brokerage..........................................................    7
 Section  2.18  Statements True and Correct........................................    7
 Section  2.19  Commitments and Contracts..........................................    8
 Section  2.20  Material Interest of Certain Persons...............................    8
 Section  2.21  Conduct to Date....................................................    8
ARTICLE THREE   REPRESENTATIONS OF FBI
 Section  3.01  Organization.......................................................    9
 Section  3.02  Authorization......................................................    9
 Section  3.03  Available Funds....................................................    9
 Section  3.04  Financial Information..............................................    9
 Section  3.05  Absence of Changes.................................................    9
 Section  3.06  Litigation.........................................................    9
 Section  3.07  Compliance with Law................................................    9
 Section  3.08  Statements True and Correct........................................   10
 Section  3.09  No Defaults........................................................   10
 Section  3.10  Regulatory Enforcement Matters.....................................   10
 Section  3.11  Brokerage..........................................................   10
 Section  3.12  Investment Intention; Accreditation................................   10
ARTICLE FOUR    PRE-CLOSING AGREEMENTS OF BTX
 Section  4.01  Business in Ordinary Course........................................   10
 Section  4.02  Breaches...........................................................   12
 Section  4.03  Submission to Stockholders.........................................   12
 Section  4.04  Consummation of Agreement..........................................   13
 Section  4.05  Environmental Reports..............................................   13

                                                                                     PAGE
                                                                                     ----
 Section  4.06  Access to Information..............................................   13
 Section  4.07  Consents and Notices...............................................   13
ARTICLE FIVE    PRE-CLOSING AGREEMENTS OF FBI
 Section  5.01  Regulatory Approvals...............................................   14
 Section  5.02  Breaches...........................................................   14
 Section  5.03  Consummation of Agreement..........................................   14
ARTICLE SIX     POST-CLOSING OPERATING AGREEMENTS
 Section  6.01  Board of Director Representation...................................   14
 Section  6.02  Antidilution.......................................................   14
 Section  6.03  Registration Rights................................................   15
 Section  6.04  Restriction on Transfer............................................   17
ARTICLE SEVEN   CONDITIONS PRECEDENT TO STOCK PURCHASE
 Section  7.01  Conditions to FBI's Obligations....................................   17
 Section  7.02  Conditions to BTX's Obligations....................................   18
ARTICLE EIGHT   TERMINATION OR ABANDONMENT
 Section  8.01  Mutual Agreement...................................................   19
 Section  8.02  Breach of Agreements...............................................   19
 Section  8.03  Failure of Conditions..............................................   19
 Section  8.04  Approval Denial....................................................   19
 Section  8.05  Shareholder Approval Denial........................................   19
 Section  8.06  Regulatory Enforcement Matters.....................................   19
 Section  8.07  Automatic Termination..............................................   19
ARTICLE NINE    CERTAIN PAYMENTS UPON TERMINATION OR ABANDONMENT
 Section  9.01  Liabilities upon Termination of Agreement..........................   19
 Section  9.02  Payment Upon Occurrence of Triggering Event........................   20
ARTICLE TEN     GENERAL
 Section 10.01  Confidential Information...........................................   20
 Section 10.02  Publicity..........................................................   20
 Section 10.03  Return of Documents................................................   20
 Section 10.04  Notices............................................................   21
 Section 10.05  Nonsurvival of Representations, Warranties and Agreements..........   21
 Section 10.06  Costs and Expenses.................................................   21
 Section 10.07  Entire Agreement...................................................   21
 Section 10.08  Headings and Captions..............................................   21
 Section 10.09  Waiver, Amendment or Modification..................................   22
 Section 10.10  Rules of Construction..............................................   22
 Section 10.11  Counterparts.......................................................   22
 Section 10.12  Successors and Assigns.............................................   22
 Section 10.13  Governing Law; Assignment..........................................   22

EXHIBIT 1.04(a) -- BTX's Legal Opinion
EXHIBIT 1.04(b) -- FBI's Legal Opinion
EXHIBIT 4.03(a) -- BTX Restated Certificate of Incorporation
EXHIBIT 4.03(b) -- BTX Restated Bylaws

                     STOCK PURCHASE AND OPERATING AGREEMENT

     This is a STOCK PURCHASE AND OPERATING AGREEMENT (this "Agreement") made and entered into as of May 19, 1994, by and between FIRST BANKS, INC., a Missouri corporation, ("FBI"), and BANCTEXAS GROUP INC., a Delaware corporation, ("BTX").

                                    RECITALS

     A. BTX is a bank holding company organized under the laws of the State of Delaware and FBI is a bank holding company organized under the laws of the State of Missouri.

     B. Upon the terms and subject to the conditions of this Agreement, BTX desires to sell to FBI, and FBI desires to purchase from BTX, 37,500,000 shares of a new class of common stock to be authorized by BTX and designated Class B Common Stock (the "Class B Common Stock"). The purchase and sale referred to in the preceding sentence is hereinafter referred to as the "Stock Purchase".

     In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:

                                  ARTICLE ONE

                      TERMS OF STOCK PURCHASE AND CLOSING

     SECTION 1.01. Purchase and Sale of Class B Common Stock. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.02 hereof) on the Closing Date (as defined in Section 1.03 hereof), FBI shall purchase from BTX, and BTX shall sell to FBI, 37,500,000 shares of Class B Common Stock to be authorized and issued by BTX as provided in Section
4.03 hereof, for a purchase price of Thirty Million Dollars ($30,000,000) (the "Purchase Price").

     SECTION 1.02. Closing. The closing of the Stock Purchase (the "Closing") shall take place at the main offices of FBI in St. Louis, Missouri, at 10:00 a.m. Central Time on the Closing Date.

     SECTION 1.03. Closing Date. The Closing shall take place on a date mutually agreeable to FBI and BTX, but in no event more than twenty (20) business days, after all of the conditions in Sections 7.01(d) and 7.02(d) have been satisfied or waived by the appropriate party (the "Closing Date").

     SECTION 1.04. Actions at Closing.

     (a) At the Closing, BTX shall deliver to FBI:

          (i) one or more certificates representing the Class B Common Stock registered in the name of FBI;

          (ii) A copy of the BTX Restated Certificate of Incorporation (as defined in Section 4.03(a) and attached hereto as Exhibit 4.03(a)) certified, as of a recent date, as true and correct by the Secretary of State of the State of Delaware);

          (iii) A copy of the BTX Restated Bylaws (as defined in Section 4.03(b) and attached hereto as Exhibit 4.03(b)) certified, as of the Closing Date, as true and correct by the Secretary of BTX;

          (iv) A Certificate of the Delaware Secretary of State, dated a recent date, stating that BTX is in good standing;

          (v) a Certificate signed by an appropriate officer of BTX stating that
     (A) each of the representations and warranties contained in Article Two is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Sections 7.01(b) and 7.01(d) have been satisfied or waived as provided therein;

          (vi) a certified copy of the resolutions of BTX's Board of Directors and stockholders, as required for valid approval of the execution of this Agreement and the consummation of the Stock Purchase, the Amendments (as defined in Section 4.03(b) hereof) and the other transactions contemplated hereby;

          (vii) a legal opinion of counsel for BTX, in form reasonably acceptable to FBI's counsel, opining with respect to the matters listed on
     Exhibit 1.04(a) hereto.

     (b) At the Closing, FBI shall deliver to BTX:

          (i) the Purchase Price by wire transfer of immediately available funds to the account of BTX that BTX shall designate at least two (2) business days prior to the Closing Date;

          (ii) a Certificate signed by an appropriate officer of FBI stating that (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing and (B) all of the conditions set forth in Sections 7.02(b) and 7.02(d) (but only with respect to approvals other than by BTX' stockholders) have been satisfied or waived as provided therein;

          (iii) a certified copy of the resolutions of FBI's Board of Directors authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby; and

          (iv) a legal opinion of counsel for FBI, in form reasonably acceptable to BTX's counsel, opining with respect to the matters listed on Exhibit 1.06(b) hereto.

                                  ARTICLE TWO

                             REPRESENTATIONS OF BTX

     BTX hereby makes the following representations and warranties:

     SECTION 2.01. Organization and Capital Stock.

     (a) BTX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b) As of the date hereof, the authorized capital stock of BTX consists of
(i) 50,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of which, as of the date hereof, 20,047,025 shares are issued and outstanding, and (ii) 3,000,000 shares of preferred stock, par value $1.00 per share, of BTX (the "BTX Preferred") of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of BTX. As of the date hereof, BTX had granted and outstanding (i) stock options representing the right to acquire an aggregate of 1,921,500 shares of Common Stock for an aggregate exercise price of $483,500 (the "BTX Stock Options"); (ii) warrants, dated November 30, 1990 (the "F.D.I.C. Warrants") granting the Federal Deposit Insurance Corporation (the "F.D.I.C.") the right to acquire an aggregate of 1,970,033 shares of Common Stock at a price of $0.05 per share (the "F.D.I.C. Warrants"); and (iii) warrants, dated July 17, 1987, granting the following financial institutions the right to acquire an aggregate of 984,943 shares of Common Stock at a price of $5.41 per share (the "Lender Warrants") (a) the F.D.I.C. as receiver for Continental Illinois National Bank and Trust Company of Chicago (warrants to purchase 347,646 shares), (b) Bankers Trust Company (warrants to purchase 200,686 shares), (c) Irving Trust Company (warrants to purchase 85,020 shares), (d) Bank of America NT&SA (warrants to purchase 113,751 shares), (e) Citibank, N.A. (warrants to purchase 128,920 shares), and (f) Liberty National Bank and Trust Company (warrants to purchase 108,920 shares)). As of the date hereof, BTX had reserved 4,876,476 shares for these purposes. Except as disclosed in Section 2.01(b) of that certain written document delivered by BTX to FBI and executed by both BTX and FBI concurrently with the delivery and execution of this Agreement (the "Disclosure Schedule"),each Certificate representing shares of Common Stock issued by BTX in replacement of any Certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by BTX only upon receipt of an affidavit of lost stock certificate and a bond sufficient to indemnify BTX against any claim that may be made against it on account of the alleged loss, theft or destruction of any such Certificate or the issuance of such replacement Certificate.

     (c) Except as set forth in subsection 2.01(b), and as contemplated by this Agreement, there are no shares of capital stock or other equity securities of BTX issued or outstanding and there are no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of BTX or contracts, commitments, understandings or arrangements by which BTX is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     (d) The shares of Class B Common Stock that are to be issued to FBI pursuant hereto will be, when so authorized and issued in accordance with the terms of this Agreement, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

     SECTION 2.02. Authorization: No Defaults.

     (a) BTX's Board of Directors has, by all appropriate action, approved this Agreement, the Stock Purchase and the Amendments and authorized the execution hereof and thereof on its behalf by its duly authorized officers and the performance by BTX of its obligations hereunder and thereunder, subject, in the case of obligations contemplated hereby to be satisfied after the approvals of the transaction contemplated by this Agreement by BTX's shareholders and applicable regulatory authorities, to receipt of such approvals.

     (b) Nothing in the Restated Certificate of Incorporation or Bylaws of BTX, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it or any of its subsidiaries are bound or subject would prohibit or inhibit BTX from consummating this Agreement, the Stock Purchase and the Amendments on the terms and conditions (including without limitation the requisite approval of BTX's stockholders) herein and therein contained. This Agreement has been duly and validly executed and delivered by BTX and constitutes a legal, valid and binding obligation of BTX, enforceable against BTX in accordance with its terms (including without limitation the terms hereof requiring the necessary approval of BTX's stockholders). BTX and its subsidiaries are neither in default under nor in violation of any provision of their articles or certificates of incorporation, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to BTX and its subsidiaries taken as a whole.

     SECTION 2.03. Subsidiaries. BTX's banking subsidiary, BankTEXAS N.A. (the "Bank"), and BTX's other direct or indirect subsidiaries (hereinafter referred to collectively as the "subsidiaries"), the names and jurisdiction of incorporation of which are disclosed in Section 2.03 of the Disclosure Schedule, are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation and each of the subsidiaries has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted. The number of issued and outstanding shares of capital stock of each such subsidiary is set forth in Section 2.03 of the Disclosure Schedule, all of which shares (except as may be otherwise there specified) are owned by BTX or BTX's subsidiaries, as the case may be, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, except for assessibility under 12 U.S.C. Section 55 and as may be disclosed in Section 2.03 of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any of BTX's subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of BTX's subsidiaries, nor does any such subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as may be disclosed in Section 2.03 of the Disclosure Schedule, neither BTX nor any of BTX's subsidiaries is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

     SECTION 2.04. Financial Information. The audited consolidated balance sheets of BTX and its subsidiaries as of December 31, 1993 and 1992 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three years ended December 31, 1993, together with the notes thereto, included in BTX's Annual Report on Form 10-K for the year ended December 31, 1993, as currently on file with the Securities and Exchange Commission (the "S.E.C."), and the unaudited consolidated balance sheets of BTX and its subsidiaries as of March 31, 1994 and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the three months then ended included in BTX's Quarterly Report on Form 10-Q for the quarter then ended, as currently on file with the S.E.C. (the "BTX 3/31 10-Q"), and the year-end and quarterly Reports of Condition and Report of Income of Bank for 1993 and the quarter ended March 31, 1994, as filed with the Office of the Comptroller of the Currency (the "O.C.C.") (together, the "BTX Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and except for regulatory reporting differences required by Bank's reports) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of the respective entity and its respective consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

     SECTION 2.05. Absence of Changes. Since December 31, 1993, except to the extent of any disclosures made in the BTX 3/31 10-Q, there has not been any material adverse change in the financial condition, the results of operations or the business or prospects of BTX and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the BTX Financial Statements not misleading. Since January 31, 1994 (the date of the most recent OCC examination), there has been no material adverse change in the financial condition, the results of operations or the business of Bank except for any such changes as may be disclosed in Bank's Reports of Condition and Income filed with the O.C.C since such date and prior to the date hereof.

     SECTION 2.06. Regulatory Enforcement Matters. Neither BTX nor any of its subsidiaries is subject to, or has received any notice or advice that it may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits or any other governmental agency having supervisory or regulatory authority with respect to BTX or any of its subsidiaries.

     SECTION 2.07. Tax Matters. BTX's federal income tax returns have not been audited. BTX and its subsidiaries have filed all federal, state and material local tax returns due in respect of any of their businesses or properties in a timely fashion and have paid or made provision for all amounts due shown on such returns. All such returns fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the BTX Financial Statements were made in accordance with generally accepted accounting principles and in the aggregate do not materially fail to provide for potential tax liabilities. Except as may be disclosed in Section 2.07 of the Disclosure Schedule, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against BTX or any of its subsidiaries nor are there any actions, suits, proceedings, investigations or claims now pending or, to the knowledge of BTX, threatened, against BTX or any of its subsidiaries in respect to any tax or assessment, or any matters under discussion with any federal, state, foreign or local authority relating to any taxes or assessments, or any claims for any additional taxes or assessments asserted by any such authority.

     SECTION 2.08. Litigation. Except as may be disclosed in Section 2.08 of the Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the knowledge of BTX, threatened, against BTX or any of its subsidiaries, or of which the property of BTX or any of its subsidiaries is or would be subject.

     SECTION 2.09. Employment Agreements. Except as may be disclosed in Section
2.09 of the Disclosure Schedule, neither BTX nor any of its subsidiaries is a party to or bound by any contract for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by BTX or such subsidiary on thirty (30) days written notice or less without the payment of any amount by reason of such termination. A true, accurate and complete copy of each written agreement disclosed in
Section 2.09 of the Disclosure Schedule and any and all amendments or supplements thereto has been made available to FBI.

     SECTION 2.10. Reports. Except as may be disclosed in Section 2.10 of the Disclosure Schedule, since January 1, 1992 (or, in the case of subsidiaries of BTX, the date of acquisition thereof by BTX, if later) BTX and each of its subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the S.E.C.; (ii) the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"); (iii) the O.C.C.; (iv) the F.D.I.C.; (v) any state securities or banking authorities having jurisdiction; (vi) the New York Stock Exchange, Inc. (the "N.Y.S.E."), and (vii) any other governmental authority with jurisdiction over BTX or any of its subsidiaries. As of their respective dates, each of such reports and documents, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 2.11. Investment Portfolio. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by BTX and its subsidiaries, as reflected in the latest consolidated balance sheet of BTX included in the BTX Financial Statements, are carried in accordance with generally accepted accounting principles.

     SECTION 2.12. Loan Portfolio. Except as may be disclosed in Section 2.12 of the Disclosure Schedule, (i) all loans and discounts shown on the BTX Financial Statements at December 31, 1993 or which were entered into after December 31, 1993, but before the Closing Date were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of BTX and its subsidiaries, in accordance in all material respects with sound banking practices, and are not subject to any material known defenses, setoffs or counterclaims (except such defenses, setoffs or counterclaims as may be specifically noted in a loan or litigation file of Company made available to FBI prior to the date hereof), including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity and except that, in the case of loan workouts and restructurings, some of such loans may not meet normal, prudent underwriting criteria for new loans; (ii) the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be; and (iii) BTX and its subsidiaries have complied and will prior to the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan.

     SECTION 2.13. Employee Matters and Erisa.

     (a) Neither BTX nor any of its subsidiaries has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of BTX or any of its subsidiaries and to the knowledge of BTX there is no present effort nor existing proposal to attempt to unionize any group of employees of BTX or any of its subsidiaries.

     (b) (i) BTX and its subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither BTX nor any of its subsidiaries is engaged in any unfair labor practice; (ii) there is no material unfair labor practice complaint against BTX or any subsidiary pending or, to the knowledge of BTX, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of BTX, threatened against or directly affecting BTX or any subsidiary; and (iv) neither BTX nor any subsidiary has experienced any material work stoppage or other material labor difficulty during the past five years.

     (c) Except as may be disclosed in Section 2.13(c) of the Disclosure Schedule, neither BTX nor any subsidiary maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("E.R.I.S.A."), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of BTX or any subsidiary (the "Employee Plans"). To the knowledge of BTX, no present or former employee of BTX or any subsidiary has been charged with breaching nor has breached a fiduciary duty under any of the Employee Plans. Neither BTX nor any of its subsidiaries participates in, nor has it in the past five years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of E.R.I.S.A.). Except as may be separately disclosed in Section 2.13(c) of the Disclosure Schedule, neither BTX nor any subsidiary maintains, contributes to, or participates in, any plan that provides health, major medical, disability or life insurance benefits to former employees of BTX or any subsidiary.

     (d) All liabilities of the Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no Employee Plan, at the end of any plan year, or at December 31, 1993, had or has had an accumulated funding deficiency. No actuarial assumptions have been changed since the last written report of actuaries on such Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the BTX Financial Statements, BTX and its subsidiaries have no contingent or actual liabilities under Title IV of E.R.I.S.A. No accumulated funding deficiency (within the meaning of Section 302 of E.R.I.S.A. or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) has been incurred with respect to any of the Employee Plans, whether or not waived. No reportable event (as defined in Section 4043 of E.R.I.S.A.) has occurred with respect to any of the Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, or to the knowledge of BTX threatened or imminent with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which BTX or any of its subsidiaries would be liable after December 31, 1993, except as is reflected on the BTX Financial Statements. After December 31, 1993, BTX and its subsidiaries have no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of E.R.I.S.A. with respect to any Employee Plan. All Employee Plans have been operated, administered and maintained materially in accordance with the terms thereof and in material compliance with the requirements of all applicable laws, including, without limitation, E.R.I.S.A.

     SECTION 2.14. Title to Properties; Insurance. With respect to all real estate owned by BTX and its subsidiaries except for Other Real Estate Owned ("O.R.E.O."), as such real estate is internally classified on the books of BTX and its subsidiaries, BTX and its subsidiaries have marketable title, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the BTX Financial Statements and easements, rights-of-way, and other restrictions which are not material) to all of their real properties. With respect to O.R.E.O., BTX and its subsidiaries have such title thereto as is stated in the respective policy of title insurance thereon, a copy of each of which such policies has been made available to FBI. All leasehold interests for real property and any material personal property used by BTX and its subsidiaries in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms. All such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of BTX, threatened with respect to such properties. BTX and its subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by BTX or its subsidiaries in their business, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially adversely interfere with the use of such property. All material insurable properties owned or held by BTX and its subsidiaries are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with bank holding companies of similar size. Section 2.14 of the Disclosure Schedule includes a description of each parcel of real property (including O.R.E.O.) owned, leased or operated by BTX or its subsidiaries or in which any of them acts or has the power to act in a fiduciary capacity.

     SECTION 2.15. Environmental Matters.

     (a) As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which BTX and its subsidiaries have done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

     (b) Except as may be disclosed in Section 2.15 of the Disclosure Schedule, neither the conduct nor operation of BTX or its subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them on their own behalf or in a fiduciary capacity violates or violated Environmental Laws in any respect material to the business of BTX and its subsidiaries taken as a whole and no condition or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, would constitute a violation material to the business of BTX and its subsidiaries taken as a whole of Environmental Laws or obligate (or potentially obligate) BTX or its subsidiaries to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to BTX and its subsidiaries taken as a whole. Except as may be disclosed in Section 2.15 of the Disclosure Schedule, neither BTX nor any of its subsidiaries has received any notice from any person or entity that BTX or its subsidiaries or the operation or condition of any property ever owned, leased or operated by any of them on their own behalf or in a fiduciary capacity are or were in violation of any Environmental Laws or that BTX or its subsidiaries are responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

     SECTION 2.16. Compliance with Law. BTX and its subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

     SECTION 2.17. Brokerage. Except for fees payable to McKenna & Company by BTX, there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by BTX or its subsidiaries.

     SECTION 2.18. Statements True and Correct. None of the information supplied or to be supplied by BTX for inclusion in (i) the Proxy Statement (as defined in Section 4.03); and (iii) any other documents to be filed with the S.E.C. or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Proxy Statement, when first mailed to the stockholders of BTX, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting (as defined in Section 4.03), be false or misleading with respect to any material fact, or omit to state any material fact required to be stated in order to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that BTX is responsible for filing with the S.E.C. or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

     SECTION 2.19. Commitments and Contracts.

     (a) Except as set forth in Section 2.19 of the Disclosure Schedule, (and with a true and correct copy of the document or other item in question made available to FBI for inspection), neither BTX nor any of its subsidiaries is a party or subject to any of the following, (whether written or oral, express or implied):

          (i) any agreement, arrangement or commitment not made in the ordinary course of business;

          (ii) any agreement, indenture or other instrument not reflected in the BTX Financial Statements relating to the borrowing of money by BTX or any of its subsidiaries or the guarantee by BTX or any of its subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by BTX or any of its subsidiaries, such as deposits, Fed Funds borrowings, FHL Bank advances and repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $10,000;

          (iii) any contract containing covenants which limit the ability of BTX to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, BTX or any of its subsidiaries may carry on its business (other than as may be required by law or any applicable regulatory authority); or

          (iv) any lease with annual rental payments aggregating $25,000 or more.

     SECTION 2.20. Material Interest of Certain Persons. Except as set forth in
Section 2.20 of the Disclosure Schedule:

          (a) No officer or director of BTX or any "associate" (as such term is defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of BTX and its subsidiaries.

          (b) All outstanding loans in excess of $100.000 from Bank to any present officer, director, employee or any associate or related interest of any such person which was or would be required under any rule or regulation to be approved by or reported to Bank's Board of Directors ("Insider Loans") were approved by or reported to the such Board of Directors in accordance with applicable law and regulations.

     SECTION 2.21. Conduct to Date. Except as set forth in Section 2.21 of the Disclosure Schedule, from and after December 31, 1993, through the date of this Agreement, neither BTX nor any of its subsidiaries has (i) failed to conduct its business in the ordinary and usual course consistent with past practices; (ii) issued, sold, granted, conferred or awarded any common or other stock, or any corporate debt securities which would be classified under generally accepted accounting principles applied on a consistent basis as long-term debt on the balance sheets of BTX or any of its subsidiaries; (iii) effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization;
(iv) declared, set aside or paid any dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its capital stock; (v) incurred any material obligation or liability (absolute or continent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated or substantially modified any of the Employee Plans, or
(D) agreed to do any of the foregoing; (ix) suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) canceled or compromised any debt, except for debts charged off or compromised in accordance with past practice; (xi) entered into any material transaction, contract or commitment outside the ordinary course of its business and (xii) made or guaranteed any loan to any of the Employee Plans.

                                 ARTICLE THREE

                             REPRESENTATIONS OF FBI

     FBI hereby makes the following representations and warranties:

     SECTION 3.01. Organization. FBI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri with full corporate power and authority to carry on its business as it is now being conducted.

     SECTION 3.02. Authorization. Nothing in the articles of incorporation or bylaws of FBI, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to it or any of its subsidiaries are bound or subject would prohibit or inhibit FBI from entering into and consummating this Agreement and the Stock Purchase on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by FBI and constitutes a legal, valid and binding obligation of FBI, enforceable against FBI in accordance with its terms except as may be limited by bankruptcy, insolvency or similar laws or by general principles of equity and no other corporate acts or proceedings are required to be taken by FBI to authorize the execution, delivery and performance of this Agreement except as contemplated hereby. Except for the requisite approvals of the Federal Reserve Board and the Texas Department of Banking, no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or consummation of the Stock Purchase by FBI.

     SECTION 3.03. Available Funds. At the Closing Date FBI will have available cash resources sufficient to pay the Purchase Price.

     SECTION 3.04. Financial Information. The audited consolidated balance sheets of FBI and its subsidiaries as of December 31, 1993 and 1992 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three years ended December 31, 1993, together with the notes thereto, included in FBI's Annual Report on Form 10-K for the year ended December 31, 1993, as currently on file with the S.E.C., and the unaudited consolidated balance sheets of FBI and its subsidiaries as of March 31, 1994 and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the three months then ended included in FBI's Quarterly Report on Form 10-Q for the quarter then ended, as currently on file with the S.E.C. (together, the "FBI Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of FBI and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

     SECTION 3.05. Absence of Changes. Since December 31, 1993, there has not been any material adverse change in the financial condition, the results of operations or the business or prospects of FBI and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the FBI Financial Statements not misleading.

     SECTION 3.06. Litigation. There is no litigation, claim or other proceeding pending, or, to the knowledge of FBI, threatened, against FBI or any of its subsidiaries which would prevent FBI from consummating the Stock Purchase.

     SECTION 3.07. Compliance with Law. FBI and its subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

     SECTION 3.08. Statements True and Correct. None of the information supplied or to be supplied by FBI for inclusion in (i) the Proxy Statement; and (iii) any other documents to be filed with the S.E.C. or any banking or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Proxy Statement, when first mailed to the stockholders of BTX, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that FBI is responsible for filing with the S.E.C. or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

     SECTION 3.09. No Defaults. FBI and its subsidiaries are neither in default under nor in violation of any provision of their articles or certificates of incorporation, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to FBI and its subsidiaries taken as a whole.

     SECTION 3.10. Regulatory Enforcement Matters. Neither FBI nor any of its subsidiaries is subject to, or has received any notice or advice that it may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits or any other governmental agency having supervisory or regulatory authority with respect to FBI or any of its subsidiaries.

     SECTION 3.11. Brokerage. Except for fees payable by FBI to Stifel Nicolaus & Co., there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by FBI or its subsidiaries.

     SECTION 3.12. Investment Intention; Accreditation. FBI is acquiring the shares of Class B Common Stock pursuant to this Agreement for its own account and without any view to a distribution thereof. FBI further represents and warrants to BTX that it is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended. FBI has been afforded an adequate opportunity to meet with and question the management of BTX and has obtained the information it has requested.

                                  ARTICLE FOUR

                         PRE-CLOSING AGREEMENTS OF BTX

     SECTION 4.01. Business in Ordinary Course.

     (a) BTX shall not declare or pay any dividend or make any other distribution to stockholders, whether in cash, stock or other property, after the date of this Agreement and prior to the Closing.

     (b) Except as contemplated hereby, BTX shall, and shall cause each of its subsidiaries to, continue to carry on after the date hereof and through the Closing Date its respective business and the discharge or incurrence of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, BTX and each of its subsidiaries will not, without the prior written consent of FBI (which shall not be unreasonably withheld):

          (i) issue any Common Stock or other capital stock or any options, warrants, or other rights to subscribe for or purchase Common Stock or any other capital stock or any securities convertible into or exchangeable for any capital stock (except for the issuance of Common Stock pursuant to the exercise of BTX Stock Options, to purchase the same which are outstanding on the date of this Agreement or pursuant to the Warrant Agreement or pursuant to the F.D.I.C. Warrants and the Lender Warrants to the extent of the exercise thereof after the date hereof); or

          (ii) directly or indirectly redeem, purchase or otherwise acquire any Common Stock or any other capital stock of BTX or its subsidiaries; or

          (iii) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize; or

          (iv) change its certificate of incorporation or association, as the case may be, or bylaws; or

          (v) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees; or

          (vi) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others (for the purpose hereof, it is understood and agreed that the incurrence of obligations under repurchase agreements shall be considered as transactions in the ordinary course of business); or

          (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than Two Million Five Hundred Thousand Dollars ($2,500,000) (excluding for this purpose any accrued interest or overdrafts), without the prior written consent of FBI, acting through Allen H. Blake or such other designee as FBI may give notice of to BTX; or

          (viii) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five years, any asset-backed securities other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation having an expected average life to maturity of greater than five years or any interest only, principal only, residual or stripped securities; or

          (ix) enter into any agreement, contract or commitment out of the ordinary course of business or having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

          (x) except in the ordinary course of business (which includes pledges of securities in connection with public funds deposits and pledges of securities to dealers and/or the Federal Home Loan Bank of Dallas), place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

          (xi) except in the ordinary course of business, cancel or accelerate any indebtedness of more than $100,000 owing to BTX or its subsidiaries or any claims which BTX or its subsidiaries may possess or waive any material rights of substantial value; or

          (xii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than (A) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to BTX and its subsidiaries or (B) sales of pools of loans in accordance with past practices; or

          (xiii) purchase, foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that BTX and its subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it
     has reason to believe that such property might contain any such    waste
     materials or otherwise might be contaminated; or

          (xiv) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on BTX's and its subsidiaries' business, financial condition, or earnings; or

          (xvii) knowingly violate any law, statute, rule, governmental regulation, or order, which violation might have a material adverse effect on BTX's and its subsidiaries' business, financial condition, or earnings; or

          (xviii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of Three Hundred Thousand Dollars ($300,000).

     (c) BTX and its subsidiaries shall not, without the prior written consent of FBI, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of BTX contained in Article Two hereof, if such representations and warranties were given as of the date of such transaction or action.

     (d) BTX shall promptly notify FBI, making reference to this section, of the occurrence of any matter or event known to and directly involving BTX, which would not include any changes in conditions that affect the banking industry generally in the markets in which BTX and its subsidiaries operate, that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of BTX and its subsidiaries taken as a whole.

     (e) BTX shall promptly advise FBI of its receipt of any proposal (or inquiry concerning any possible such proposal) regarding an acquisition of all or any substantial portion of the business, assets or stock of BTX and its subsidiaries and, subject to the fulfillment of the fiduciary duties of the Board of Directors of BTX, the substance of such proposal or inquiry.

     SECTION 4.02. Breaches. BTX shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to FBI and use its best efforts to prevent or promptly remedy the same.

     SECTION 4.03. Submission to Stockholders and Related Matters.

     (a) BTX shall, prior to the Closing, take all actions necessary to amend and restate its Restated Certificate of Incorporation to read in its entirety as set forth on Exhibit 4.03(a) attached hereto (as amended and restated, the "BTX Restated Certificate of Incorporation").

     (b) BTX shall, prior to the Closing, take all actions necessary to amend and restate its Bylaws to read in its entirety as set forth on Exhibit 4.03(b) attached hereto (as amended and restated, the "BTX Restated Bylaws"; the BTX Restated Certificate of Incorporation and the BTX Restated Bylaws are referred to herein collectively as the "Amendments").

     (c) BTX shall cause to be duly called and held, on the earliest practicable date selected by BTX, a meeting of its stockholders (such meeting together with any adjournments thereof referred to as "Stockholders' Meeting") for submission and approval of the transactions contemplated by this Agreement and the BTX Restated Certificate of Incorporation of such stockholders as required by the Delaware General Corporation Law and Restated Certificate of Incorporation of BTX.

     (d) In connection with the Stockholders' Meeting, (i) BTX shall prepare and file, at its sole cost and expense, a Proxy Statement (the "Proxy Statement") with the S.E.C. and the N.Y.S.E. and BTX shall mail it to its stockholders; and
(ii) the Board of Directors of BTX, subject to the fulfillment of their fiduciary duties, shall unanimously recommend to its stockholders the approval of the transactions contemplated by this Agreement, and the Amendments contemplated hereby and use its best efforts to obtain such stockholder approval.

     (e) BTX shall promptly and properly prepare and file any other filings required under the Exchange Act relating to this Agreement, the Stock Purchase and the Amendments and the transactions contemplated herein and therein. Except as contemplated by Section 6.03 hereof, BTX shall have no obligation to register the issuance or sale of the Class B Common Stock under the Securities Act of 1933, as amended (the "Securities Act").

     SECTION 4.04. Consummation of Agreement. Subject to the fulfillment of the fiduciary duties of the board of directors of BTX, BTX shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Stock Purchase and the other transactions contemplated hereby in accordance with the terms and provisions hereof. BTX shall furnish to FBI in a timely manner all information, data and documents in the possession of BTX requested by FBI as may be required to obtain any necessary regulatory or other approvals of the Stock Purchase and shall otherwise cooperate fully with FBI to carry out the purpose and intent of this Agreement.

     SECTION 4.05. Environmental Reports. BTX shall provide to FBI, as soon as reasonably practical, but not later than ten (10) days after the date hereof, a list of all real property owned, leased or operated by BTX or its subsidiaries or in which any of them acts or has the power to act in a fiduciary capacity as of the date hereof (other than space in retail and similar establishments leased by the BTX for automatic teller machines) (the "Property List") and within ten
(10) days after the acquisition, lease or operation of any real property acquired, leased or operated by BTX or its subsidiaries on their own behalf or in a fiduciary capacity after the date hereof (other than space in retail and similar establishments leased or operated by the BTX for automatic teller machines), BTX shall notify FBI that such property has been acquired or leased or that the BTX or its subsidiaries have begun to operate such property. BTX has made available and will continue to make available to FBI all of the information in BTX's possession regarding the environmental condition of every property on the Property List. FBI shall, within ten (10) days after its receipt of the Property List, notify BTX if FBI believes that it is necessary and appropriate to obtain any environmental report or other environmental information concerning any property identified on the Property List. If FBI notifies BTX of its desire to obtain additional information or reports with respect to any property, then FBI and BTX shall cooperate in jointly determining the course of action to be taken, including the nature of any report to be obtained and the appropriate method of sharing the costs of obtaining such report. In the event that the parties are unable to agree BTX shall take any necessary steps to enable FBI to obtain any environmental report it elects to obtain, and BTX and FBI shall share equally the costs and expenses thereof.

     SECTION 4.06. Access to Information. BTX shall permit FBI reasonable access in a manner which will avoid undue disruption or interference with BTX's normal operations to its properties and shall disclose and make available to FBI all books, documents, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files, plans affecting employees, and any other business activities or prospects in which FBI may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. BTX shall deliver to FBI within ten (10) days after the date hereof a true, accurate and complete copy of each written plan or program disclosed in Section 2.13(c) of the Disclosure Schedule and, with respect to each such plan or program, all (i) amendments or supplements thereto;
(ii) summary plan descriptions; (iii) lists of all current participants and all participants with benefit entitlements; (iv) contracts relating to plan documents; (v) actuarial valuations for any defined benefit plan; (vi) valuations for any plan as of the most recent date; (vii) determination letters from the Internal Revenue Service; (viii) the most recent annual report filed with the Internal Revenue Service; (ix) registration statements on Form S-8 and prospectuses; and (x) trust agreements. FBI will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 10.01 hereof.

     SECTION 4.07. Consents and Notices. BTX shall obtain all necessary consents and provide all necessary notices with respect to all interests of BTX and its subsidiaries in any material leases, licenses, contracts, instruments and rights which require the consent of, or notice to, another person as a result of the Stock

Purchase or the other transactions contemplated hereby, including, without limitation, if required, notice to the F.D.I.C. under Section 12 of the F.D.I.C. Warrant.

                                  ARTICLE FIVE

                         PRE-CLOSING AGREEMENTS OF FBI

     SECTION 5.01. Regulatory Approvals. FBI shall file all regulatory applications required in order to consummate the Stock Purchase, including but not limited to the necessary applications for the prior approval of the Federal Reserve Board and the Texas Department of Banking. FBI shall keep BTX reasonably informed as to the status of such applications and make available to BTX, upon reasonable request by BTX from time to time, copies of such applications and any supplementally filed materials.

     SECTION 5.02. Breaches. FBI shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to BTX and use its best efforts to prevent or promptly remedy the same.

     SECTION 5.03. Consummation of Agreement. FBI shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Stock Purchase in accordance with the terms and conditions of this Agreement.

                                  ARTICLE SIX

                       POST-CLOSING OPERATING AGREEMENTS

     SECTION 6.01. Board of Director Representation. After the Closing on the Closing Date, BTX shall cause to be held a special meeting of its Board of Directors (the "Special Directors Meeting"). At the Special Directors Meeting, all but three of the then-serving directors of BTX shall resign and such remaining three then-serving directors of BTX (two of whom shall be outside directors as determined under the rules of the N.Y.S.E.) shall accept such resignations and take appropriate action to fill three of the then-existing vacancies on the BTX Board of Directors with the following affiliates of FBI:
James F. Dierberg, Allen H. Blake and Mark Turkcan, each of whom shall be appointed to serve until the next annual meeting of BTX stockholders.

     SECTION 6.02. Anti-dilution.

     (a) After the Closing and during the period of ninety (90) months after the Closing Date, BTX shall not issue any shares of Common Stock, Class B Common Stock, voting preferred stock or any other voting security (collectively referred to herein as "Voting Stock"), or grant any option, warrant, call or other right to subscribe for or acquire Voting Stock or enter into any agreement providing for any such issuance or grant, if upon the issuance of such Voting Stock the FBI Shares (as defined in Section 6.02(b)(i) hereof) would constitute less than fifty-five percent (55%) of the total outstanding shares of Fully-Diluted Voting Stock (as defined in Section 6.02(b)(ii) hereof); provided, however, that, notwithstanding the foregoing, BTX may issue additional shares of Voting Stock or grant an option, warrant, call or other right to subscribe for or acquire Voting Stock or enter into an agreement providing for such issuance or grant as aforesaid if, at such time, BTX also grants to FBI an option or warrant to acquire, at any time during the twelve (12) month period commencing upon the issuance by BTX of such additional Voting Stock, shares of Common Stock or Class B Common Stock in an amount sufficient to cause the total number of FBI Shares to equal fifty-five percent (55%) of the total outstanding shares of Fully-Diluted Voting Stock at such time, with such option or warrant providing for an exercise price per share (the "Exercise Price") of an amount equal to (i) if such option or warrant is granted by BTX to FBI during the period of sixty
(60) months after the Closing Date, one hundred six and two-thirds percent (106.67%) of the tangible common equity per share (as defined in Section 6.02(b)(iii) hereof), on a primary basis as of the end of the preceding quarter, as adjusted to give effect to the issuance by BTX of such additional Voting Stock (the "Adjusted Quarter-End Equity"), or (ii) if such option or warrant is granted by BTX to FBI during the sixty-first (61st) through the seventy-second
(72nd)
months of the aforesaid ninety (90) month period after the Closing Date, one hundred thirteen percent (113%) of the Adjusted Quarter-End Equity, or (iii) if such option is granted by BTX to FBI during the seventy-third (73rd) month through the end of the aforesaid ninety (90) month period after the Closing Date, one hundred twenty percent (120%) of the Adjusted Quarter-End Equity; provided, further, however, that the Exercise Price determined pursuant to clause (ii) or (iii) above shall not exceed, and shall be limited to, the average closing price of a share of BTX Common Stock on the N.Y.S.E. (or the American Stock Exchange or the NASDAQ National Market System, as the case may be at such time) during the sixty (60) day trading period ending on the last trading day immediately preceding the grant of such warrant or option by BTX to FBI.

     (b) As used herein, the term (i) "FBI Shares" shall mean and include the sum of (A) the number of shares of Common Stock, Class B Common Stock or other Voting Stock then held by FBI, (B) the number of shares of Common Stock, Class B Common Stock or other Voting Stock issuable to FBI pursuant to an option or warrant granted by BTX to FBI upon the exercise thereof, plus (C) the number of shares of Common Stock, Class B Common Stock or other Voting Stock sold by FBI at any time; (ii) "Fully-Diluted Voting Stock" shall mean, at any time, the then outstanding shares of Common Stock, voting preferred stock (with a share of such stock having multiple votes per share being deemed to be that number of shares as equals its number of votes) plus (without duplication) all shares of Common Stock or voting preferred stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then outstanding rights, warrants, options, convertible securities (including the Class B Common Stock) or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or voting preferred stock and securities convertible or exchangeable into Common Stock or voting preferred stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event; and (iii) "tangible common equity per share" shall mean the quotient of (A) the total amount of stockholders' equity of BTX determined in accordance with generally accepted accounting principles, less the amount of any preferred stock outstanding and less intangible assets resulting from acquisitions accounted for as purchases (which shall include in all cases the total of the excess of cost over net assets acquired of each purchased subsidiary), divided by (B) the total number of shares of Common Stock and Class B Common Stock outstanding.

     SECTION 6.03. Registration Rights.

     (a) If at any time after the fifth (5th) anniversary of the Closing Date, BTX shall receive a written request therefor from FBI, BTX shall prepare and file with the S.E.C. a registration statement complying with the Securities Act covering all or a portion of any shares of Common Stock issued to FBI upon conversion of the Class B Common Stock as FBI shall specify in the request and shall use its best efforts to cause such registration statement to become effective; provided, however, that FBI shall only have the right to request three such registrations. Without the written consent of FBI, neither BTX nor any other holder of securities of BTX may include in such registrations any BTX securities other than such specified number of shares of Class B Common Stock (or shares of Common Stock issued to FBI upon conversion of the Class B Common Stock).

     (b) On or after the fifth (5th) anniversary of the Closing Date, each time BTX shall determine to proceed with the actual preparation and filing of a registration statement in connection with the proposed offer and sale for cash of any of its securities (other than in connection with a dividend reinvestment, employee stock purchase, stock option or similar plan or an offering in connection with an acquisition of a business) by it or any of its stockholders, BTX will give written notice of its determination to FBI. Upon the written request of FBI given within ten (10) business days after receipt of any such notice from BTX, BTX will, except as herein provided, cause to be included in such registration all shares of Common Stock issued to FBI upon conversion of any Class B Common Stock which FBI shall request; provided, however, that nothing herein shall prevent BTX from, at any time, abandoning or delaying any registration. If any offering pursuant to this Section 6.03(b) shall be underwritten in whole or in part, BTX may require that shares of Common Stock issued to FBI upon conversion of the Class B Common Stock) requested for inclusion pursuant to this Section 6.03(b) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the shares of Common Stock issued to FBI upon conversion of the Class B Common Stock) requested for inclusion pursuant to this
Section 6.03(b) would constitute more than thirty percent (30%) of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering (the "Underwriter") the inclusion of all of such shares of Common Stock issued to FBI upon conversion of the Class B Common Stock would interfere with the successful marketing of the shares of stock offered by BTX, the number of shares of Common Stock issued to FBI upon conversion of the Class B Common Stock otherwise to be included in the underwritten public offering may be reduced; provided, however, that after any such required reduction the shares of Common Stock issued to FBI upon conversion of the Class B Common Stock to be included in such offering for the account of FBI shall constitute at least fifteen percent (15%) of the total number of shares to be included in such offering.

     (c) If and whenever BTX is required by the provisions of Sections 6.03(a) or (b) hereof to effect on behalf of FBI a public offering of any shares of Common Stock issued to FBI upon conversion of the Class B Common Stock under the Securities Act, BTX shall: (i) prepare and file with the S.E.C. a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed six (6) months; (ii) prepare and file with the S.E.C. such amendments to such registration statement and supplements thereto as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed six (6) months; (iii) furnish to FBI and to any underwriters of the securities being registered such reasonable number of copies of the prospectus (preliminary or final, as appropriate) contained in such registration statement and such other documents as FBI or such underwriters may reasonably request in order to facilitate the public offering of such securities; (iv) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as FBI or such underwriters may reasonably request; provided that BTX shall not be required by virtue hereof to submit to general jurisdiction in any state; (v) notify FBI, promptly after BTX shall receive notice thereof, of the time when such registration statement has become effective or a supplement thereto has been filed; (vi) notify FBI promptly of any comments or requests by the S.E.C. relating to such registration statement; (vii) prepare and file with the S.E.C., promptly upon the request of FBI, any amendments or supplements to such registration statement which, in the opinion of counsel for FBI, is required under the Securities Act or the rules or regulations thereunder in connection with the distribution of the Shares by FBI;
(viii) prepare and promptly file with the S.E.C. such amendment or supplement to such registration statement (or included prospectus) as may be necessary to correct any statements or omissions if, at the time when such prospectus is required to be delivered under the Securities Act, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; (ix) advise FBI, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the S.E.C. suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and (x) at the request of FBI, furnish on the date or dates provided for in any underwriting agreement: (1) an opinion or opinions of the counsel representing BTX for the purposes of such registration, addressed to the underwriters and to FBI, covering such matters as such underwriters and FBI may reasonably request and are customarily covered by BTX's counsel at that time; and (2) a letter or letters from the independent certified public accountants of BTX, addressed to the underwriters and to FBI covering such matters as such underwriters of FBI may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of BTX included in the registration statement and included prospectus, as amended or supplemented, comply in all material respects with the applicable accounting requirements of the S.E.C.

     (d) With respect to the offering requested pursuant to Section 6.03(a) hereof and with respect to each inclusion of shares of Common Stock issued to FBI upon conversion of the Class B Common Stock in a registration statement pursuant to Section 6.03(b) hereof and subject to the last clause of the second sentence of Section 6.03(b), BTX shall bear its relative costs and expenses and FBI shall bear its relative costs and expenses based upon the relative amount of shares sold by each party, for the following fees, costs and expenses: all registration and filing fees, printing expenses, fees and disbursements of counsel and accountants for BTX, fees and disbursements of counsel for the underwriter or underwriters of such securities (if BTX and/or FBI are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for FBI, underwriting discounts and commissions and transfer taxes exclusively for FBI and any other expenses incurred by FBI not expressly included above shall be borne by FBI.

     (e) In the event of any registered offering of shares pursuant to Sections 6.03(a) or (b) hereof, BTX, any underwriter and FBI shall agree to indemnification and contribution rights and obligations as are customary or as may be required by the underwriter.

     SECTION 6.04. Restrictions on Transfer. FBI shall not sell, assign or transfer any shares of Class B Common prior to the fifth (5th) anniversary of the Closing Date, except (i) to direct or indirect subsidiaries of FBI, or (ii) to entities under common control with FBI, provided that the shares sold or transferred to such entities shall not exceed, in the aggregate, 24.99% of the outstanding Voting Stock, or (iii) with the prior written approval of BTX, acting for this purpose through a committee of the Board of Directors of BTX consisting entirely of directors who are not also directors, officers or employees of FBI or any of its subsidiaries (excluding BTX and its subsidiaries as subsidiaries of FBI for this purpose). The certificates for the shares of Class B Common issued to FBI shall contain an appropriate legend disclosing the restriction on transfer contemplated by this Section 6.04.

                                 ARTICLE SEVEN

                     CONDITIONS PRECEDENT TO STOCK PURCHASE

     SECTION 7.01. Conditions to FBI's Obligations. FBI's obligations to effect the Stock Purchase and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by FBI) prior to or on the Closing Date of the following conditions:

          (a) The representations and warranties made by BTX in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

          (b) BTX shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

          (c) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency (including any bank regulatory authority) of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction (preliminary or permanent), temporary restraining order, judgment, order, decree, or charge would (i) prevent, prohibit or inhibit consummation of any of the transactions contemplated by this Agreement; (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (iii) adversely affect the right of FBI to own the Class B Common Stock; (iv) affect adversely the right of any of BTX and its subsidiaries to own its assets and operate its businesses; (v) cause the Common Stock of BTX to cease being listed on the N.Y.S.E. (unless BTX causes the Common Stock to be listed on the American Stock Exchange or to be eligible for trading in the NASDAQ National Market System); (vi) hold any one or more of the directors of BTX liable for a breach of their fiduciary duties in connection with this Agreement or any of the transactions contemplated hereby; or (vii) adversely affect the financial condition, the results of operations or the business or prospects of BTX and its subsidiaries taken as a whole (and no such injunction (preliminary or permanent), temporary restraining order, judgment, order, decree, or charge shall be in effect). For purposes of the preceding sentence, FBI and BTX agree that a pending or threatened action, suit or proceeding shall not be deemed to satisfy the standard set forth therein unless FBI in the exercise of reasonable judgment determines, after consultation with BTX and

     BTX's counsel, that such action, suit or proceeding has a significant prospect of resulting in one or more of the unfavorable outcomes enumerated in such sentence. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Stock Purchase which makes the consummation of the Stock
     Purchase or the other transactions contemplated hereby     illegal;

          (d) All necessary regulatory approvals, consents, authorizations and other approvals, including the requisite approval of this Agreement, the Stock Purchase and the Amendments by the stockholders of BTX required by law for consummation of the Stock Purchase and the other transactions contemplated hereby shall have been obtained and all waiting periods required by law shall have expired;

          (e) FBI shall have received all documents required to be received from BTX on or prior to the Closing Date, all in form and substance reasonably satisfactory to FBI;

          (f) The FDIC Warrants shall not be adjusted on account of the transactions contemplated by this Agreement to represent the right to purchase more than 1,970,033 shares of BTX Common Stock; and

          (g) BTX shall have received an opinion, dated as of or shortly prior to the date of mailing of the Proxy Statement to the stockholders of BTX for the Stockholders' Meeting, of its investment banking firm, McKenna and Company, to the effect that the transaction contemplated by this Agreement, considered as a whole, is fair from a financial point of view to BTX and its stockholders.

     SECTION 7.02. Conditions to BTX's Obligations. BTX's obligation to effect the Stock Purchase and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by BTX) prior to or on the Closing Date of the following conditions:

          (a) The representations and warranties made by FBI in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

          (b) FBI shall have performed and complied in all material respects with all of its obligations and agreements hereunder required to be performed prior to the Closing Date under this Agreement;

          (c) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency (including any bank regulatory authority) of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction (preliminary or permanent), temporary restraining order, judgment, order, decree, or charge would prevent, prohibit or inhibit consummation of any of the transactions contemplated by this Agreement. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Stock Purchase which makes the consummation of the Stock Purchase or the other transactions contemplated hereby illegal;

          (d) All necessary regulatory approvals, consents, authorizations and other approvals (including the requisite approval of this Agreement, the Stock Purchase and the Amendments by the stockholders of BTX) required by law for consummation of the Stock Purchase and the other transactions contemplated hereby shall have been obtained and all waiting periods required by law shall have expired;

          (e) BTX shall have received all documents required to be received from FBI on or prior to the Closing Date, all in form and substance reasonably satisfactory to BTX; and

          (f) BTX shall have received an opinion, dated as of or shortly prior to the date of mailing of the Proxy Statement to the stockholders of BTX for the Stockholders' Meeting, of its investment banking firm, McKenna and Company, to the effect that the transaction contemplated by this Agreement, considered as a whole, is fair from a financial point of view to BTX and its stockholders.

                                 ARTICLE EIGHT

                           TERMINATION OR ABANDONMENT

     SECTION 8.01. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether stockholder approval of this Agreement, the Stock Purchase and the Amendments by the stockholders of BTX shall have been previously obtained.

     SECTION 8.02. Breach of Agreements. In the event that there is a material breach in any of the representations and warranties or agreements of FBI or BTX, which breach is not cured within thirty (30) days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party, regardless of whether stockholder approval of this Agreement, the Stock Purchase and the Amendments shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

     SECTION 8.03. Failure of Conditions. In the event that any of the conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section
8.02 hereof has lapsed, then such party may, regardless of whether stockholder approval of the transactions contemplated by this Agreement and the Amendments shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

     SECTION 8.04. Approval Denial. If any regulatory application filed pursuant to Section 5.01 hereof should be finally denied or disapproved by the respective regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information or undertaking by FBI, as a condition for approval, shall not be deemed to be a denial or disapproval so long as FBI diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of FBI (hereinafter referred to as the "appeal") then the application will be deemed denied unless FBI prepares and timely files such appeal and continues the appellate process for purposes of obtaining the necessary approval.

     SECTION 8.05. Shareholder Approval Denial. If the transactions contemplated by this Agreement and the Amendments are not approved by the requisite vote of the stockholders of BTX at the Stockholders' Meeting, then either party may terminate this Agreement.

     SECTION 8.06. Regulatory Enforcement Matters. In the event that BTX or any of its subsidiaries shall become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies after the date of this Agreement, then FBI may terminate this Agreement.

     SECTION 8.07. Automatic Termination. If the Closing Date does not occur on or prior to February 28, 1995, then this Agreement may be terminated by either party by giving written notice to the other.

                                  ARTICLE NINE

                CERTAIN PAYMENTS UPON TERMINATION OR ABANDONMENT

     SECTION 9.01. Liabilities Upon Termination of Agreement. In the event that this Agreement is terminated or the Stock Purchase is abandoned pursuant to the provisions of Article Eight hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that, notwithstanding the foregoing, in the event that this Agreement is terminated by BTX or FBI pursuant to Section 8.02 hereof, on account of a knowing and material breach in any of the representations and warranties or any material breach of any of the agreements of the other party hereto, then the non-breaching party shall be entitled to institute an action for appropriate damages against such breaching party.

     SECTION 9.02. Payment Upon Occurrence of Triggering Event.

     (a) Upon the occurrence of a Triggering Event (as defined in Section 9.02(b) hereof), BTX shall upon request of FBI pay to FBI the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) in cash as full liquidated damages hereunder to FBI for such event.

     (b) As used herein, the term "Triggering Event" shall mean the consummation of any transaction announced before or within nine (9) months after the termination of this Agreement (the "Termination Date") and consummated within twenty-one (21) months after the Termination Date, whereby a third party has acquired, merged or consolidated with BTX, purchased all or substantially all of BTX's assets or directly or indirectly acquired beneficial ownership of twenty-five percent (25%) or more of the outstanding shares of voting stock of BTX.

                                  ARTICLE TEN

                                    GENERAL

     SECTION 10.01. Confidential Information. The parties acknowledge the confidential and proprietary nature of the "Information" (as herein described) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential, unless such information becomes subject to a legal obligation of disclosure. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

     SECTION 10.02. Publicity. FBI and BTX shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Stock Purchase. Neither party shall issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which such latter event the parties shall consult with each other to the extent practicable regarding such responsive public disclosure, or unless the circumstances require that a party make a public disclosure and such party, in good faith, despite reasonable efforts is unable to obtain the consent of the other.

     SECTION 10.03. Return of Documents. Upon termination of this Agreement without the Stock Purchase becoming effective, each party shall deliver to the other originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions in whole or in part of such Information.

     SECTION 10.04. Notices. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

     (a) if to FBI:

           First Banks, Inc.
           135 North Meramec Ave.
           Clayton, Missouri 63105
           Attention: Mr. James F. Dierberg
           Facsimile: (314) 854-5454

         with a copy to:

           Lewis, Rice & Fingersh
           500 North Broadway, Suite 2000
           St. Louis, Missouri 63102
           Attention: Thomas C. Erb, Esq.
           Facsimile: (314) 241-6056

     and

     (b) if to BTX:

           BancTexas Group, Inc.
           13747 Montfort Drive, Suite 300
           Dallas, Texas 75240
           Attention: Nathan C. Collins
           Facsimile: (214) 701-4790

         with copies to:

           John S. Daniels, Attorney at Law
           222 West Las Colinas Blvd., Suite 2025
           Irving, Texas 75039
           Facsimile: (214) 432-9101

or to such other address as any party may from time to time designate by notice to the others.

     SECTION 10.05. Nonsurvival of Representations, Warranties and Agreements. Except for and as provided in this Section 10.05, no representation, warranty or agreement contained in this Agreement shall survive the Closing Date or the earlier termination of this Agreement. The agreements set forth in Sections 6.01, 6.02 and 6.03 shall survive the Closing Date and the agreements set forth in Sections 9.01, 9.02, 10.01, 10.03 and 10.06 shall survive the Closing Date or the earlier termination of this Agreement.

     SECTION 10.06. Costs and Expenses. Except as may be otherwise provided herein, each party shall pay its own costs and expenses incurred in connection with this Agreement and the matters contemplated hereby, including without limitation all fees and expenses of attorneys, accountants, brokers, financial advisors and other professionals.

     SECTION 10.07. Entire Agreement. This Agreement and the Warrant Agreement constitute the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements between the parties relating to the subject matter hereof.

     SECTION 10.08. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     SECTION 10.09. Waiver, Amendment or Modification. The conditions of this Agreement which may be waived may only be waived by notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement not be amended or modified except by a written document duly executed by the parties hereto.

     SECTION 10.10. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

     SECTION 10.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

     SECTION 10.12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There shall be no third party beneficiaries hereof.

     SECTION 10.13. Governing Law; Assignment. This Agreement shall be governed by the laws of the State of Texas (except to the extent that the Delaware General Corporation Law governs transactions involving BancTexas Group, Inc. by virtue of its status as a Delaware corporation) and applicable federal laws and regulations. This Agreement may not be assigned by either of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                            FIRST BANKS, INC.

                                            By  /s/  JAMES F. DIERBERG
                                                     James F. Dierberg
                                                          Chairman

                                            BANCTEXAS GROUP INC.

                                            By: /s/  NATHAN C. COLLINS
                                                     Nathan C. Collins
                                                  Chairman, President and
                                                  Chief Executive Officer

                                                                 EXHIBIT 1.04(A)

                           BTX LEGAL OPINION MATTERS

     1. The due incorporation, valid existence and good standing of BTX under the laws of the State of Delaware, its power and authority to own and operate its properties and to carry on its business as now conducted, and its power and authority to enter into the Agreement, to consummate the Stock Purchase in accordance with the terms of the Agreement, and to effect the Amendments and to consummate the other transactions contemplated by the Agreement.

     2. The due organization of Bank as a national banking association and the valid existence of Bank under the laws of the United States, its power and authority to own and operate its properties and the possession of all licenses, permits and authorizations necessary to carry on its business as now conducted.

     3. The due incorporation or organization, valid existence and good standing of each of the subsidiaries of BTX (other than Bank) and any subsidiary of any such subsidiary listed in Section 2.03 of the Disclosure Schedule, their power and authority to own and operate their properties, the possession of all licenses, permits and authorizations necessary to carry on their respective businesses as now conducted.

     4. With respect to BTX, (i) the number of authorized, and issued and outstanding shares of capital stock of BTX immediately prior to the Closing,
(ii) the nonexistence of any violation of the preemptive or subscription rights of any person, (iii) the nonexistence of any outstanding options, warrants, or other rights to acquire, or securities convertible into, any equity security of BTX (otherwise than as disclosed in the Disclosure Schedule), (iv) the nonexistence of any obligation, contingent or otherwise, to reacquire any shares of capital stock of BTX, and (v) the nonexistence of any outstanding stock appreciation, phantom stock or similar rights.

     5. With respect to BTX's subsidiaries, (i) the number of authorized, issued and outstanding shares of capital stock of such subsidiary immediately prior to the Closing, (ii) the nonexistence of any violation of the preemptive or subscription rights of any person, (iii) the nonexistence of any outstanding options, warrants, or other rights to acquire, or securities convertible into, any equity securities of any such subsidiary, (iv) the nonexistence of any obligation, contingent or otherwise, to reacquire any shares of capital stock of any such subsidiary, and (v) the nonexistence of any outstanding stock appreciation, phantom stock or similar rights.

     6. BTX's valid ownership of and title to all of the issued and outstanding shares of capital stock of Bank, free and clear of liens, security interests and encumbrances.

     7. The number of authorized, issued and outstanding shares of capital stock of the subsidiaries listed in Section 2.03 of the Disclosure Schedule, and the ownership by BTX or Bank of all outstanding shares thereof, free and clear of any claims, liens, security interests and encumbrances.

     8. The due authorization and, when issued to FBI in accordance with the terms of the Agreement, the valid issuance of the shares of Class B Common Stock to be issued pursuant to the Stock Purchase, such shares being fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

     9. The due and proper performance of all corporate acts and other proceedings necessary or required to be taken by BTX to authorize the execution, delivery and performance of the Agreement and the other transactions contemplated thereby, the due execution and delivery of the Agreement by BTX, and the Agreement as a valid and binding obligation of the BTX, enforceable against BTX in accordance with its terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

     10. The execution of the Agreement by BTX, and the consummation of the Stock Purchase and the other transactions contemplated therein (including the Amendments), does not violate or cause a default under its articles of incorporation or bylaws, or any statute, regulation or rule or any judgment, order or decree

                                 Ex-1.04(a) - 1
against or any material agreement binding upon BTX (including, without limitation, its listing agreement with the N.Y.S.E.).

     11. The receipt of all required consents, approvals, orders or authorizations of, or registrations, declaration or filings with or notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or entity required to be obtained or made by BTX, Bank and the other subsidiaries in connection with the execution and delivery of the Agreement and the Amendments or the consummation of the transactions contemplated therein.

     12. The nonexistence of any material actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting BTX, Bank or their subsidiaries which, if adversely determined, would have a material adverse effect upon their respective properties or assets or the transactions contemplated by the Agreement.

                                 Ex-1.04(a) - 2

                                                                 EXHIBIT 1.04(B)

                           FBI LEGAL OPINION MATTERS

     1. The due incorporation, valid existence and good standing of FBI under the laws of the State of Missouri, and its power and authority to enter into the Agreement and to consummate the Stock Purchase and the other transactions contemplated thereby.

     2. The due and proper performance of all corporate acts and other proceedings required to be taken by FBI to authorize the execution, delivery and performance of the Agreement, the due execution and delivery of the Agreement by FBI, and the Agreement as a valid and binding obligation of FBI, enforceable against FBI in accordance with its terms (subject to the provisions of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

     3. The execution and delivery of the Agreement by FBI, and the consummation of the transactions contemplated therein, as neither conflicting with, in breach of or in default under, resulting in the acceleration of, creating in any party the right to accelerate, terminate, modify or cancel, or violate, any provision of FBI's articles of incorporation or bylaws, or any statute, regulation, rule, judgment, order or decree binding upon FBI which would be prohibit or inhibit the consummation of the Stock Purchase.

     4. The receipt of all required consents, approvals, orders or authorizations of, or registrations, declarations or filings with or without notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or entity required to be obtained or made by or with respect to FBI in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated thereby.

                                 Ex-1.04(b) - 1

                                                                 EXHIBIT 4.03(A)

     (Exhibit 4.03(a) consists of the Restatement of the Certificate of
Incorporation of BancTEXAS Group Inc. as of             , 1994 (as proposed to
be amended at the 1994 Annual Meeting of Stockholders to be held August 18,
1994). Such exhibit is omitted, but the text of the Proposed Certificate of Incorporation is included as Appendix III to this Proxy Statement.)

                                                                 EXHIBIT 4.03(B)

                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                              BancTEXAS GROUP INC.

                                   ARTICLE I

     SECTION 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     SECTION 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held in the City of Dallas, State of Texas, at such place within such city as may be fixed by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. Annual Meetings. An annual meeting of stockholders shall be held on such day in each fiscal year of the Corporation at such time as may be fixed by the Board of Directors, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     SECTION 3. Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day and hour thereof, shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

     SECTION 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Restated Certificate of Incorporation, may be called by the Chairman of the Board or by the President, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders of record owning at least twenty percent in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 5. Notice of Special Meetings. Written or printed notice of a special meeting of stockholders, stating the place, day and hour and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, not less than ten days nor more than sixty days before the date of the meeting.

     SECTION 6. Business at Meetings.

     (a) Business transacted at all special meetings of stockholders, shall be confined to the purpose or purposes stated in the notice thereof.

     (b) No business may be presented at any annual meeting by a stockholder unless presented in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any annual meeting; provided, however, that if less than

                                 Ex-4.03(b) - 1

21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders.

     (c) Each notice under subsection (b) shall set forth the issue with specificity. Discussion at the annual meeting shall be limited to the description of the proposed issue.

     (d) If notice of the proposed issue is not made in accordance with the foregoing procedure or the proposed issue is not a proper subject for action by stockholders, the proposed issue shall not be voted on or discussed at the meeting.

     SECTION 7. Stockholder List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for such ten day period, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

     SECTION 8. Quorum. The holders of a majority of the votes attributed to the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the Restated Certificate of Incorporation or these By-laws. The stockholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty days in any one adjournment and a new record date is not fixed for the adjourned meeting, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty days or more, or when after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

     SECTION 9. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the Restated Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 10. Proxies. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney in fact and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.

     SECTION 11. Voting. Unless otherwise provided by statute or the Restated Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation; provided, however, that in all elections for directors of the Corporation, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by him or her in the Corporation, multiplied by the number of directors to be elected by the class to which he or she belongs at such election, and each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate or distribute them among two or more candidates.

     SECTION 12. Conduct of Meetings.

     (a) The Chairman of the meeting may, either before or during any meeting of stockholders, prescribe rules which will govern the orderly conduct, presentation, discussion, tabling, and voting, including the

                                 Ex-4.03(b) - 2
procedures for the presentation, revocation and counting of proxies, at the meeting with respect to issues to be presented at the meeting and all other aspects of any annual or special meeting of stockholders.

     (b) The Chairman's determination shall be in his reasonable discretion and shall be final, unless the Restated Certificate of Incorporation, By-laws, resolution of the Board, or applicable law establish rules governing a particular matter, in which case such provision shall be dispositive, or unless the Chairman's ruling is overruled by the affirmative vote of the holders of two-thirds of the issued and outstanding capital stock of the Corporation entitled to vote on such matters at the meeting and present at the meeting in person or by proxy.

     SECTION 13. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. Powers. The business and affairs of the Corporation shall be managed by a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Restated Certificate of Incorporation or these By-laws directed or required to be exercised or done by the stockholders.

     SECTION 2. Number of Directors. The number of directors to constitute the Board of Directors shall be six; provided, however, that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors, provided that such number shall not be less than three and provided further, that there shall be added to such number of directors as so fixed any number of directors who are elected solely by the holders of any class of stock of the Corporation pursuant to the terms of the constituent instrument establishing such class.

     SECTION 3. Election and Term. Except as provided in Section 4 of this
Article III, each director shall be elected to serve until the next annual meeting and until his successor (if any) shall have been elected and shall qualify, or until his death, resignation or removal from office.

     SECTION 4. Vacancies and Newly Created Directorships. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or the number of directors constituting the whole Board shall be increased, a majority of the remaining or existing directors though less than a quorum, may choose a successor or successors or the director or directors to fill the new directorships, who shall hold office for the unexpired term in respect to which such vacancy occurred or, in the case of a new directorship or directorships, until the next annual meeting of the stockholders.

     SECTION 5. Removal. The stockholders may remove a director either for or without cause at any meeting of stockholders, provided notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

                                   ARTICLE IV

                         MEETINGS OF BOARD OF DIRECTORS

     SECTION 1. First Meeting. The first meeting of each newly elected Board of Directors shall be held at the location of and immediately following the annual meeting of stockholders, and no notice of such meeting

                                 Ex-4.03(b) - 3
shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or the Board of Directors may meet at such place and time as shall be fixed by the consent in writing of all the directors.

     SECTION 2. Other Meetings. The directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

     SECTION 3. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place and on such notice, if any, as shall be determined from time to time by the Board of Directors.

     SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on twenty-four hours' notice to each director, delivered either personally or by mail or telegram. Special meetings of the Board of Directors shall be called by the President or the Secretary in like manner and on like notice on the written request of a majority of the directors constituting the whole Board of Directors.

     SECTION 5. Quorum and Voting. At all meetings of the Board of Directors, a majority of the directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of four (4) or more of the directors present at any meeting at which there is a quorum shall be necessary to constitute the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Restated Certificate of Incorporation or these By-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 6. Telephone Meetings. At any meeting of the Board of Directors or any committee thereof, members may attend by conference telephone, radio, television or similar means of communication by means of which all persons participating in the meeting can hear each other, and all members so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

     SECTION 7. Action by Written Consent. Any action required or permitted to be taken by the Board of Directors or any committee thereof, under the applicable provisions of the statutes, the Restated Certificate of Incorporation, or these By-laws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.

     SECTION 8. Advisory Directors. Any number of persons may be appointed "Advisory Directors" by a vote of a majority of the directors present at any meeting. An Advisory Director shall have the right to attend and to participate in any and all meetings of the Board of Directors to the same extent as any director, except that an Advisory Director shall not have the right to vote on any question or issue considered by the Board of Directors.

                                   ARTICLE V

                                   COMMITTEES

     SECTION 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate three or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, except where action by the Board of Directors is expressly required by statute. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     SECTION 2. Other Committees. The Board of Directors may similarly create other committees for such terms and with such powers and duties as the Board of Directors deems appropriate.

     SECTION 3. Committee Rules; Quorum. Each committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority

                                 Ex-4.03(b) - 4
of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.

                                   ARTICLE VI

                           COMPENSATION OF DIRECTORS

     SECTION 1. Attendance Fees. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the Board; however, this provision shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may receive such compensation, if any, as may be determined by the Board of Directors.

                                  ARTICLE VII

                                    NOTICES

     SECTION 1. Methods of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the Restated Certificate of Incorporation or these By-laws, such notice shall be delivered personally or shall be given in writing by mail addressed to such stockholder, director or committee member at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice to directors and committee members may also be given by telegram, and notice given by such means shall be deemed to be given at the time it is delivered to the telegraph office.

     SECTION 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the Restated Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice thereof except as otherwise provided by statute.

                                  ARTICLE VIII

                                    OFFICERS

     SECTION 1. Executive Officers. The executive officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, one or more of whom may be designated Executive or Senior Vice Presidents and may also have such descriptive titles as the Board of Directors shall deem appropriate, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary.

     SECTION 2. Election and Qualification. The Board of Directors at its first meeting after each annual meeting of stockholders may elect a Chairman of the Board from its members, shall elect a President from its members, and shall elect one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.

     SECTION 3. Other Officers and Agents. The Board of Directors may elect or appoint Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as it shall deem necessary, or may vest the appointment of any such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers or other officers (except executive officers) and agents in such of the executive officers as it deems appropriate, subject in all cases to the control of the Board of Directors.

     SECTION 4. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors except as otherwise directed by the Board.

                                 Ex-4.03(b) - 5

     SECTION 5. Term, Removal and Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent of the Corporation may be removed at any time by the affirmative vote of a majority of the Board of Directors, or by the executive officer having power to appoint his successor. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or otherwise as provided in this Article VIII.

     SECTION 6. Execution of Instruments. Either the Chairman of the Board or the President or the Executive Vice President and Chief Financial Officer may execute in the name of the Corporation bonds, notes debentures and other evidences of indebtedness, stock certificates, deeds, mortgages, deeds of trust, indentures, loan and credit agreements, checks, drafts, leases, purchase contracts, and all other terms of agreements, contracts and instruments and may bind this Corporation thereto without the seal of this Corporation being affixed thereon and without the signature of the Chairman of the Board or the President or Executive Vice President and Chief Financial officer being attested. Any Senior Vice President may execute in the name of the Corporation any of the documents and instruments described in the preceding sentence, except where such documents or instruments are required by these By-laws, by law or by specific delegation or designation to be otherwise executed. Nothing in this SECTION shall override the duties and authorities conferred on any officer of this corporation elsewhere in these By-laws or by any resolution adopted by the Board of Directors.

     SECTION 7. Duties of Officers. The duties and powers of the officers of the Corporation shall be as provided in these By-laws, or as provided for pursuant to these By-laws, or (except to the extent inconsistent with these By-laws or with any provision made pursuant thereto) shall be those customarily exercised by corporate officers holding such offices.

     SECTION 8. Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the Board of Directors. He shall advise and counsel the President and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors. The Chairman of the Board shall, if so designated by the Board of Directors, be the Chief Executive Officer of the Corporation; in such event he shall have all of the powers granted by the By-laws to the President, including the power to make and sign contracts and agreements in the name and on behalf of the Corporation, and from time to time may delegate all, or any, of his powers and duties to the President.

     SECTION 9. President. Unless such powers have been conferred upon the Chairman of the Board by the Board of Directors, the President shall have the powers of Chief Executive Officer of the Corporation, and as Chief Executive Officer, the President shall have general supervision of the affairs of the Corporation and shall have general and active control of all of its business.

     In the absence of any other person designated thereto by these By-laws, the President shall preside at all meetings of the stockholders. He shall have authority to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these By-laws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of any officer subordinate to him; to suspend for cause, pending final action by the authority which shall have supervisory power over him, any officer subordinate to the President, and in general, to exercise all the powers usually appertaining to the office of President of a corporation, except as otherwise provided in these By-laws. In the event the Chairman of the Board has been designated Chief Executive Officer of the Corporation, the President shall, subject to the powers of supervision and control thereby conferred upon the Chairman of the Board, be the chief operating officer of the Corporation and shall have all necessary powers to discharge such responsibility including all powers heretofore in this paragraph enumerated.

     The President shall perform all the duties and have all the powers of the Chairman of the Board in the absence of the Chairman of the Board.

                                 Ex-4.03(b) - 6

     SECTION 10. Vice Presidents. The Vice Presidents in the order determined by the Board of Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors and the Chief Executive Officer may prescribe.

     SECTION 11. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for the purpose and shall perform like duties for the committees of the Board of Directors when required. He shall give or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors and the Chief Executive Officer. He shall keep in safe custody the seal of the Corporation and shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     SECTION 12. Assistant Secretaries. The Assistant Secretaries in the order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors and the Chief Executive Officer may prescribe.

     SECTION 13. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors and the Chief Executive Officer, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

     SECTION 14. Assistant Treasurers. The Assistant Treasurers in the order determined by the Board of Directors shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors and the Chief Executive Officer may prescribe.

                                   ARTICLE IX

                            SHARES AND STOCKHOLDERS

     SECTION 1. Certificates Representing Shares. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. The signature of any such officer may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                                 Ex-4.03(b) - 7

     SECTION 2. Transfer of Shares. Subject to valid transfer restrictions and to stop-transfer restrictions and to stop-transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, or for any other lawful purpose, upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 3. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversions or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, or more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 4. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of any share or shares to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE X

                                INDEMNIFICATION

     SECTION 1. Indemnification.

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another

                                 Ex-4.03(b) - 8
corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a person who is or was a director, officer, employee or agent of the Corporation, or a person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, agent or other person is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding, or a threatened action, suit or proceeding, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, agent or other person to repay the such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article X.

     (f) The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X.

     (h) For purposes of this Article X, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                                 Ex-4.03(b) - 9

                                   ARTICLE XI

                                    GENERAL

     SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, or of the resolutions, if any, providing for any series of stock, may be declared by the Board of Directors at any meeting thereof, or by the Executive Committee at any meeting thereof. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation or the resolutions, if any, providing for any series of stock.

     SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3. Shares of Other Corporations. The President, or in his absence, any Vice President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation, bank, banking association or other entity standing in the name of the Corporation. The authority herein granted to said officer may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution any additional person to vote or represent said shares of other corporations, banks, banking associations and other entities.

     SECTION 4. Checks. All checks, drafts, bills of exchange or demands for money of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 5. Corporate Records. The Corporation shall keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class and series, if any, of shares held by each. All other books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may determine.

     SECTION 6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

     SECTION 7. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors; if not so fixed it shall be the calendar year.

                                  ARTICLE XII

                                   AMENDMENTS

     SECTION 1. Amendment. These By-laws may be altered, amended or repealed or new By-laws may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting and present or represented thereat, or, with the affirmative vote of the holders of a majority of the shares of the Class B Common Stock, by the affirmative vote of a majority of the whole Board of Directors at any regular meeting of the Board, or at any special meeting of the Board, provided notice of the proposed alteration, amendment or repeal or the adoption of the new By-laws is set forth in the notice of such meeting.

                                 Ex-4.03(b) - 10

                                                                     APPENDIX II

(McKENNA & COMPANY LETTERHEAD)

                                            July 11, 1994

              The Board of Directors
              BancTEXAS Group Inc.
              13747 Montfort Drive, Suite 300
              Dallas, Texas 75240

              Gentlemen:

              You have requested our opinion as to the fairness from a financial point of view, to the stockholders ("Stockholders") of BancTEXAS Group Inc. ("BancTEXAS"), of the proposed issuance to First Banks, Inc. ("First Banks") of Class B Common Stock (the "Stock Purchase") pursuant to the terms and subject to the conditions as set forth in the Stock Purchase and Operating Agreement dated as of May 19, 1994 (the "Agreement"), between BancTEXAS and First Banks.

              The Agreement provides that First Banks will purchase 37,500,000 shares of BancTEXAS Class B Common Stock for $30,000,000 or $.80 per share. Class B Common Stock will not be convertible into BancTEXAS Common Stock for five years, will have no trading market liquidity, will be subject to restrictions on transferability and will carry certain additional conditions and privileges as outlined in the Agreement.

              In arriving at our opinion, we have reviewed the Agreement and have met with certain senior officers and other representatives of BancTEXAS and First Banks to discuss the business, operations and prospects of BancTEXAS and First Banks. We have examined certain publicly available business and financial information relating to BancTEXAS and First Banks which was provided to us by BancTEXAS and First Banks. We have reviewed the terms of the Stock Purchase as set forth in the Agreement in relation to, among other things: current and historical market prices and trading volume of BancTEXAS Common Stock; BancTEXAS' earnings, book value, return on assets, return on equity and equity to assets ratio; the historical growth rates of BancTEXAS and the capitalization and financial condition of BancTEXAS and First Banks. We have also considered, to the extent publicly available, the financial terms of certain other recent business combinations involving companies whose operations we considered comparable to those of BancTEXAS. In addition to the foregoing, we have conducted such other analyses and examinations, and have considered such other financial, economic and market criteria as we deemed necessary in arriving at our opinion. In our review, we have assumed and relied upon without independent verification the accuracy and completeness of the financial and other information publicly available or furnished to us by BancTEXAS and First Banks.

              July 11, 1994
              The Board of Directors
              BancTEXAS Group Inc.
              Page 2

              Our opinion, as set forth herein, relates to the Stock Purchase only. We are not making a recommendation to any Stockholder as to how any Stockholder should vote on the Stock Purchase. We are not expressing any opinion as to what the value of BancTEXAS' Regular Common Stock actually will be when the Class B Common Stock is issued to First Banks pursuant to the Agreement or the price at which BancTEXAS' Regular Common Stock will trade subsequent to the Agreement. We have not made an independent evaluation or appraisal of the capital stock, assets or liabilities of BancTEXAS or First Banks nor were such evaluations or appraisals provided to us, nor have we made any physical inspection of the properties or assets of BancTEXAS or First Banks. We have not been asked to consider and our opinion does not address the relative merits of the Stock Purchase as compared to any alternative business strategies that might exist for BancTEXAS or the effect of any other business combination in which BancTEXAS might engage. We were not requested to seek and have not sought other offers which are competitive with the terms of the Stock Purchase; however, we have participated as financial advisor on behalf of BancTEXAS in a number of negotiations with potential acquisition partners and equity investors over the past two years. Our opinion herein is based upon circumstances existing and disclosed to us as of the date hereof.

              McKenna & Company has been engaged to deliver an opinion in connection with the Stock Purchase and will receive a fee upon delivery of this opinion and a subsequent fee at the closing of the Stock Purchase. McKenna & Company has provided investment banking services to BancTEXAS in the past and may continue to do so in the future.

              Based upon and subject to the foregoing, our experience as investment bankers, our work described above and other factors we have deemed relevant, we are of the opinion that as of the date hereof the terms of the Stock Purchase pursuant to the Agreement, when taken as a whole, are fair from a financial point of view to the Stockholders of BancTEXAS.

                                            Very truly yours,

                                                 /s/  McKENNA & COMPANY
                                                      McKenna & Company

                                                                    APPENDIX III

                                  RESTATEMENT

                                       OF

                                      THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              BANCTEXAS GROUP INC.

                                     AS OF

                                        , 1994

     Pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware, the undersigned, BANCTEXAS GROUP INC., a Delaware corporation (the "Corporation"), incorporated on January 25, 1978, hereby amends and restates its Restated Certificate of Incorporation as follows:

     1. The present name of the corporation is BancTexas Group Inc. The name under which the corporation was originally organized was Commerce Southwest Inc.

     2. An Amendment to the Restated Certificate of Incorporation of the Corporation and this Restatement of the Certificate of Incorporation of the
Corporation was adopted by the Corporation's stockholders on             , 1994,
to become immediately effective upon the filing of this Restatement of the Certificate of Incorporation of the Corporation with the office of the Delaware Secretary of State.

     3. The Certificate of Incorporation of the Corporation is hereby restated in its entirety to read as follows:

          FIRST: The name of the Corporation is BancTEXAS Group Inc.

          SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: (A) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred sixty-three million (163,000,000) shares consisting of (a) three million (3,000,000) shares of a class designated as Preferred Stock, par value $1.00 per share ("Preferred Stock"), (b) one hundred million (100,000,000) shares of a class designated Common Stock, par value $.01 per share ("Common Stock"), and (c) sixty million (60,000,000) shares of a class designated Class B Common Stock, par value $0.01 per share ("Class B Common Stock").

     (B) The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock, the Common Stock, and the Class B Common Stock are as follows:

     1. Provisions Relating to the Preferred Stock. Shares of Preferred Stock may be issued in one or more series as determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical, except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if dividends on the shares of such series are cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by one or more resolutions providing for the issuance of each such series the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in such series, to the full extent now or hereafter permitted by law.

     2. Provisions Relating to the Common Stock and the Class B Common Stock.

          (a) General. Except as otherwise provided herein, or as otherwise provided by applicable law, all shares of Common Stock and Class B Common Stock shall have identical rights and privileges in every respect.

          (b) Voting. The Common Stock and the Class B Common Stock shall each be fully voting stock entitled to one vote per share with respect to the election of directors and for all other purposes. The holders of Common Stock and Class B Common Stock shall, unless otherwise required by law or by another provision of this Certificate of Incorporation, vote as a single class on all matters. In all elections for directors of the Corporation, each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by such stockholder in the Corporation, multiplied by the number of Directors to be elected by the class to which such stockholder belongs at such election, and each stockholder may cast the whole number of votes, either in person or by proxy, for one candidate or distribute them among two or more candidates.

          (c) Dividends. Subject to the limitations prescribed herein, holders of Common Stock and Class B Common Stock shall participate equally in any dividends (whether payable in cash, stock or property) when and as declared by the board of directors of the Corporation out of the assets of the Corporation legally available therefor and the Corporation shall treat the Common Stock and Class B Common Stock identically in respect of any subdivisions or combinations (for example, if the Corporation effects a two-for-one stock split with respect to the Common Stock, it shall at the same time effect a two-for-one stock split with respect to the Class B Common Stock); provided, however, that (i) with respect to dividends payable in cash by the Corporation, the holders of Class B Common Stock shall participate equally per share only if and to the extent such cash dividends exceed $0.03 per share on the Common Stock per calendar year (for example, if the board of directors declares and the Corporation pays a dividend of $0.05 per share of Common Stock for a given calendar year, holders of Class B Common Stock shall be entitled to a dividend of $0.02 per share); and (ii) dividends payable in shares of Common Stock (or rights to subscribe for or purchase shares of Common Stock or securities or indebtedness convertible into shares of Common Stock) shall be paid only on shares of Common Stock and dividends payable in shares of Class B Common Stock (or rights to subscribe for or purchase shares of Class B Common Stock or securities or indebtedness convertible into shares of Class B Common Stock) shall be paid only an shares of Class B Common Stock (for example, if the board of directors declares and the Corporation pays a five percent (5%) stock dividend on the Common Stock, payable in shares of Common Stock, at the same time the board of directors shall declare and the Corporation shall pay a five percent (5%) stock dividend on the Class B Common Stock payable in shares of Class B Common Stock).

          (d) Liquidation. In the event the Corporation is liquidated, dissolved or wound up, whether voluntarily or involuntarily, the holders of the Common Stock and the Class B Common Stock shall participate equally in any distribution.

          (e) Voluntary Conversion of Class B Common Stock.

             (i) Conversion Rights. Each share of Class B Common Stock may be converted into one (1) share of Common Stock at the option of any holder thereof at any time after the fifth (5th) anniversary of the date of its issuance by the Corporation. For the foregoing purpose, a share of Class B Common Stock issued as a stock dividend or pursuant to a stock split, reclassification or other combination, shall be deemed to have been issued on the date of the share of Class B Common Stock with respect to which it is so issued.

             (ii) Conversion Procedures. Any holder of Class B Common Stock desiring to exercise such holder's option to convert such Class B Common Stock in accordance with the foregoing shall surrender the certificate or certificates representing the Class B Common Stock to be converted, duly endorsed to the Corporation or in blank, at the principal executive office of the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert the number of shares represented by such certificate or certificates, or a specified number thereof. As promptly as practicable after the surrender for conversion of any Class B Common Stock, the Corporation shall execute and deliver or cause to be executed and delivered to the holder of such Class B Common Stock certificates representing the shares of Common Stock issuable upon such conversion. In case any certificate or certificates representing shares of Class B Common Stock shall be surrendered for conversion for only a part of the shares represented thereby, the Corporation shall execute and deliver to the holders of the certificate or certificates for shares of Class B Common Stock so surrendered a new certificate or certificates representing the shares of Class B Common Stock not converted, dated the same date as the certificate or certificates representing the Common Stock. Shares of the Class B
        Common Stock converted as aforesaid shall be deemed to have been converted immediately prior to the close of business on the date such shares are duly surrendered for conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the recordholder or holders of such shares of Common Stock as of such date.

             (iii) Recapitalization, Consolidation, or Merger of the Corporation. In the event that the Corporation shall be recapitalized, consolidated with, or merged with or into any other corporation (a "Reorganization") and the terms thereof shall provide (i) that the Class B Common Stock shall remain outstanding after such Reorganization and
        (ii) for any change in or conversion of the Common Stock, then the terms of such Reorganization shall include a provision to the effect that each share of Class B Common Stock after such Reorganization shall thereafter be entitled to receive upon conversion the same kind and amount of securities or assets as shall be distributable upon such Reorganization with respect to one share of Common Stock.

             (iv) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Class B Common Stock as herein provided, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and shall take all such corporate action as may be necessary to assure that such shares of Common Stock may be validly and legally issued upon conversion of all of the outstanding shares of Class B Common Stock; and if, at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

             (v) Retirement of Shares. Shares of Class B Common Stock which have been issued and have been converted into Common Stock, repurchased, or reacquired in any other manner by the Corporation shall not be reissued.

          (f) Mandatory Conversion of Class B Common Stock. If, at any time while there are shares of Class B Common Stock issued and outstanding, it shall be determined by the board of directors, in its sole discretion, that legislation or regulations are enacted or any judicial or administrative determination is made which would prohibit the listing, quotation or trading of the Common Stock on the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System, or would otherwise have a material adverse effect on the Corporation, in any such case due to the Corporation having more than one class of common shares outstanding, then the board of directors may by resolution convert all outstanding shares of Class B Common Stock into shares of Common Stock on a share-for-share basis. To the extent practicable, notice of such conversion of Class B Common Stock specifying the date fixed for said conversion shall be mailed, postage pre-paid, at least ten (10) days but not more than thirty (30) days prior to said conversion date to the holders of record of Common Stock and Class B Common Stock at their respective addresses as the same shall appear on the books of the Corporation; provided, however, that no failure or inability to provide such notice shall limit the authority or ability of the board of directors to convert all outstanding shares of Class B Common Stock into shares of Common Stock. Immediately prior to the close of business on said conversion date (or, if said conversion date is not a business day, on the next succeeding business day) each outstanding share of Class B Common Stock shall thereupon automatically be converted into a share of Common Stock and each certificate theretofore representing shares of Class B Common Stock
     shall thereupon and thereafter represent a like number of shares   of
     Common Stock.

          (g) Class Voting Under Certain Circumstances. None of the provisions hereof affecting the powers, preferences, rights, qualifications, limitations or restrictions of the Class B Common Stock may be amended or repealed unless, in addition to any other vote required by law or this Certificate of Incorporation, such amendment shall be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock then outstanding, voting as a separate class.

     3. General. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock, Common Stock, and Class B Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     FIFTH: The Corporation shall have perpetual existence.

     SIXTH: The number of directors of the Corporation shall be fixed in the By-laws.

     SEVENTH: The Board of Directors of the Corporation shall have power to make, alter or repeal the By-Laws of the Corporation only with the prior approval of the holders of a majority of the shares of Class B Common Stock, subject to such restrictions upon the exercise of such power as may be imposed by the stockholders in any By-Laws adopted by them from time to time.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation or any amendment thereof in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     NINTH:

     (A) Whereby under the laws of the State of Delaware a vote of stockholders is required to approve or authorize any of the transactions set forth below, then the affirmative vote or consent of 75% of the capital stock of this Corporation entitled to vote in elections of directors, voting as a single class, shall be required to authorize or approve such transactions:

          (1) a merger or consolidation with or into any other corporation, or

          (2) any sale, lease or exchange of all or substantially all of the property and assets of this Corporation to any other corporation, person or other entity, or

          (3) any purchase or lease of all or substantially all of the assets of any corporation, person or other entity by this Corporation, or

          (4) any combination of the outstanding shares of Common Stock of this Corporation into a smaller number of shares,

if as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto (i) such other corporation, person or entity which is a party to a transaction described in clauses (1), (2) or (3) above is the beneficial owner, directly or indirectly, of at least 5% of the total outstanding shares of stock of this Corporation entitled to vote in elections of directors, considered for this purpose as one class, or (ii) any combination of the outstanding shares of Common Stock into a smaller number of shares as described in clause (4) above is proposed, directly or indirectly, by a person, corporation or entity which is the beneficial owner, directly or indirectly, of at least 5% of the total outstanding shares of stock of this Corporation entitled to vote in elections of directors, considered for this purpose as one class. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of this Corporation otherwise required by law or any agreement between this Corporation and any national securities exchange.

     (B) For purposes of this Article Ninth any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of this Corporation.

          (1) which it owns directly, whether or not of record, or

          (2) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, options or otherwise, or

          (3) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of clause (2) above), by any affiliate (a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with any such corporation, person or other entity) or associate (any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security; any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and any relative or spouse of such person or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its parents or subsidiaries), or

          (4) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (2) above), by any other corporation, person or entity with which it or its affiliate or associates (as such terms are defined in clause (3) above) has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of this Corporation.

     For the purposes of this Article Ninth, the total outstanding shares of any class of stock of this Corporation shall be deemed to include shares owned through the application of clauses (B)(2), (3) and (4) above for the purposes of calculating the percentage of ownership of such corporation, person, or other entity, but shall not be deemed to include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.

     (C) The Board of Directors shall have the power and duty to determine for the purpose of this Article Ninth on the basis of information known to this Corporation, whether

          (1) such other corporation, person or other entity beneficially owns more than 5% of the total outstanding shares of stock of this Corporation entitled to vote in elections of directors,

          (2) a corporation, person, or entity is an "affiliate" or "associate" (as defined in paragraph (B) above) of another, and

          (3) the memorandum of understanding referred to in paragraph (D)(1) below is substantially consistent with the transaction covered thereby.

     Any such determination shall be conclusive and binding for all purposes of this Article Ninth.

     (D) The provisions of this Article Ninth shall not apply to

          (1) any merger or similar transaction with any corporation, if the Board of Directors of this Corporation has approved a memorandum of understanding with such other corporation with respect to such transaction prior to the time that such other corporation shall have become a beneficial owner of 5% or more of the total outstanding shares of stock of this Corporation entitled to vote in elections of directors; or

          (2) any merger or consolidation of this Corporation with, or any sale or lease to this Corporation or any subsidiary thereof of any assets of, or any sale or lease by this Corporation or any subsidiary thereof of any assets to, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors of such corporation is owned of record or beneficially by this Corporation and its subsidiaries.

     (E) Except as may be otherwise provided by this Article Ninth, or required by statute, an agreement of merger or consolidation may be approved by a majority vote of the shares issued and outstanding, taken at a meeting called for the purpose of such approval.

     (F) Notwithstanding any other provision of this Certificate of Incorporation or by the By-Laws of this Corporation (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the By-Laws of this Corporation) the affirmative vote of 75% of the capital stock of this Corporation entitled to vote in elections of directors, voting as a single class, shall be required to amend, alter, change, or repeal this Article Ninth.

     TENTH: No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or
(iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of Article Tenth, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Tenth, shall eliminate or reduce the effect of this Article Tenth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Tenth, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

     IN WITNESS WHEREOF, said BancTEXAS Group Inc. has caused this Certificate
to be duly executed this      day of           , 1994.

                                            BancTEXAS Group Inc.
                                            By:
                                                Nathan C. Collins
                                                Chairman of the Board of
                                                Directors,
                                                President and Chief Executive
                                                Officer

ATTEST:
By:
    Richard H. Braucher
    Senior Vice President and
    Secretary

PRELIMINARY COPY --

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                     PROXY

                              BANCTEXAS GROUP INC.

               ANNUAL MEETING OF STOCKHOLDERS -- AUGUST 18, 1994

    The undersigned hereby appoints Nathan C. Collins and Richard H. Braucher and each of them with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Stockholders of BancTEXAS Group Inc. ("BTX") to be held in Dallas, Texas on August 18, 1994 at 10:00 a.m. local time and at any adjournment thereof, and to vote the stock of the undersigned with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or any adjournment thereof.

    The proxy when properly executed will be voted as specified herein. If no specification is made with respect to any particular proposal, it is the intention of the proxies to vote FOR each of the following proposals.

                                SEE REVERSE SIDE



                         ------------------------------
                                     COMMON

1. To approve proposed transaction with First    2. To amend and restate Certificate of      3. Election of Directors
   Banks, Inc.                                      Incorporation.
                                                                                                  FOR       AGAINST     WITHHOLD
                                                                                                  all         all          all
   FOR       AGAINST      ABSTAIN                     FOR       AGAINST      ABSTAIN           nominees     nominees    nominees
   / /         / /          / /                       / /         / /          / /                / /         / /          / /

NOMINEES: Richard L. Brown, Nathan C. Collins, Charles A. Crocco, Jr., Joseph J. Leszczynski, Thomas A. Stanzel, Edward T. Story, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below:

                                             4. In their discretion, upon any
                                                other matters which may properly
                                                come before the meeting or any
                                                adjournments thereof, hereby
                                                revoking any proxy heretofore
                                                given by the undersigned for
                                                such meeting.

                                                ________________________________
                                                       Signature

                                                ________________________________
                                                  Signature if owned jointly

                                                Dated:__________________________